INVESTMENT COMPANY ACT FILE NO. 811-21201

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|
AMENDMENT NO. 6 |X|

UBS TECHNOLOGY PARTNERS, L.L.C.
(Exact Name of Registrant as Specified in its Charter)

1285 Avenue of the Americas
New York, New York 10019-6028
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code: (212) 713-9036

MARK D. GOLDSTEIN, ESQ.
c/o UBS Financial Services Inc.
1285 Avenue of the Americas
New York, New York 10019-6028
(Name and Address of Agent for Service)

COPY TO:

Stuart H. Coleman, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

Memorandum No:

UBS TECHNOLOGY PARTNERS, L.L.C.

The interests in UBS Technology Partners, L.L.C. (the "Fund") are described in this Confidential Memorandum ("Memorandum") and have not been and will not be registered under the Securities Act of 1933, as amended ("1933 Act"), or the securities laws of any of the States of the United States. The offering contemplated by this Memorandum will be made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities which do not involve any public offering, and analogous exemptions under state securities laws.

This Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of interests in the Fund in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale. No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Memorandum. Prospective investors should not rely on any information not contained in this Memorandum or the appendices hereto.

This Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the interests in the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document). Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Investor Application Form, this Memorandum and the LLC Agreement), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its interests and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Memorandum as legal, tax or financial advice. Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Limited Liability Company Agreement of the Fund, the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund's interests or passed upon the adequacy of the disclosure in this Memorandum. Any representation to the contrary is a criminal offense.

Interests are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

August 2003

TABLE OF CONTENTS

PAGE

SUMMARY OF TERMS
SUMMARY OF FUND EXPENSES
THE FUND
STRUCTURE
INVESTMENT PROGRAM
TYPES OF INVESTMENTS AND RELATED RISK FACTORS
ADDITIONAL RISK FACTORS
PERFORMANCE
THE DIRECTORS
THE ADVISER
VOTING
CONFLICTS OF INTEREST
BROKERAGE
FEES AND EXPENSES
CAPITAL ACCOUNTS AND ALLOCATIONS
ALLOCATION OF SPECIAL ITEMS--CERTAIN WITHHOLDING TAXES AND
     OTHER EXPENDITURES
APPLICATION FOR INTERESTS
REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS
TAX ASPECTS
ERISA CONSIDERATIONS
FINANCIAL STATEMENTS
ADDITIONAL INFORMATION AND SUMMARY OF LLC AGREEMENT
APPENDIX A - LIMITED LIABILITY COMPANY AGREEMENT OF UBS
TECHNOLOGY PARTNERS, L.L.C.	1 15 16 16 17 19 31 34 34 36 38 38 41 42 44 46 49 50 53 70 71 72 A-1

SUMMARY OF TERMS

The following summary is qualified entirely by the detailed information appearing elsewhere in this Memorandum and by the terms and conditions of the Fund's Limited Liability Company Agreement (the "LLC Agreement") and the Investor Application Form, each of which should be read carefully and retained for future reference.

THE FUND:	The Fund is a Delaware limited liability company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company. The Fund is the successor by merger to PW Technology Partners, L.P., a Delaware limited partnership, which commenced investment operations in 1999 ("PW Technology LP").

The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund. The Fund is similar to an unregistered private investment fund in that (i) its underlying portfolio may be more aggressively managed than other investment companies, (ii) Fund interests will be sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors ("Investors"), and will be restricted as to transfer and (iii) the Investors' capital accounts in the Fund will be subject to both asset-based fees and performance bonuses or allocations.

INVESTMENT PROGRAM:	The Fund's investment objective is to maximize capital appreciation over the long-term.

The Fund is commonly referred to as a "fund of funds" and seeks to achieve its objective by investing at least 80% of its assets among a select group of specialized Investment Funds (as defined below) that UBS Fund Advisor, L.L.C. (the "Adviser" and, when providing services under the Administration Agreement referred to below, the "Administrator") anticipates, at the time of investment, will invest, under normal market conditions, at least 80% of their assets in companies in the technology sector. These companies include computer software and service companies, semiconductor manufacturers, computer hardware and peripherals companies, communications and telecommunications companies, networking equipment and service companies, internet-related companies, consumer electronics companies, electronic components and instruments manufacturers, biomedical, pharmaceutical, medical device and healthcare service companies. See "INVESTMENT PROGRAM" and "TYPES OF INVESTMENTS AND RELATED RISK FACTORS."

The Adviser will select Investment Funds (and their portfolio managers (the "Investment Managers")) on the basis of various criteria, generally including, among other things, an analysis of: the Investment Manager's performance during various time periods and market cycles; the Investment Manager's reputation, experience and training; its articulation of, and adherence to, its investment philosophy; the presence of risk management discipline; on-site interviews of the management team; the quality and stability of the Investment Manager's organization, including internal and external professional staff; and whether the Investment Manager has a substantial personal investment in the investment program. Not all these factors will be considered with respect to each Investment Manager and other criteria may be considered.

Investment Managers generally conduct their investment programs through unregistered investment vehicles that have investors, other than the Fund, and in other registered investment companies (collectively, the "Investment Funds"). The Fund currently intends to invest its assets primarily in Investment Funds. The Fund also may invest its assets directly pursuant to investment advisory agreements, granting the Investment Managers discretionary investment authority on a managed account basis. In addition, to facilitate the efficient investment of the Fund's assets, a separate investment vehicle may be created for an Investment Manager in which the Investment Manager serves as general partner or managing member and the Fund is the sole limited partner or the only other member. (Investment Managers for which such an investment vehicle is formed and Investment Managers who manage assets directly on a managed account basis are collectively referred to as "Subadvisers" and all of these arrangements would be considered as Investment Funds.) The Adviser generally will allocate no more than 40% of the Fund's assets to any Investment Fund. The Fund either will hold non-voting securities of an Investment Fund or will limit its investment in any Investment Fund that is not advised by a Subadviser to less than 5% of the Investment Fund's voting securities. The Fund may invest a majority of its assets in non-voting securities of Investment Funds. See "ADDITIONAL RISK FACTORS—Special Risks of Multi-Manager Structure."

The Adviser will evaluate regularly each Investment Manager to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance is satisfactory. The Adviser may reallocate the Fund's assets among the Investment Managers, terminate existing Investment Managers and select additional Investment Managers, subject to the condition that selection of a new Subadviser requires approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. See "THE ADVISER."

Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) over the types of securities that may be owned, the types of trading strategies employed, and in some cases, the amount of leverage that can be used. The Investment Managers selected by the Adviser may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, and fixed-income and other debt-related instruments. Each Investment Manager may sell securities short. Investment Managers will not be limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

Each Investment Manager may use various investment techniques for hedging and non-hedging purposes. Investment Managers may sell securities short in an effort to profit from anticipated decline in prices of securities and to seek to limit exposure to a possible market decline. Investment Managers also may purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations described elsewhere in this Memorandum, and, from time to time, may maintain significant cash positions. The use of these techniques may be an integral part of their investment programs, and involves certain risks to the Fund. Each Investment Manager may use leverage and may invest in illiquid and restricted securities, which also entails risk. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS." For purposes of the Fund's investment restrictions and certain investment limitations under the 1940 Act, the Fund will look through the Investment Funds managed by the Subadvisers, if any, to their underlying securities.

Performance information about the Fund is included in the Fund's Performance Supplement. For more recent performance information regarding the Fund, please call Client Services at (800) 486-2608.

POTENTIAL BENEFITS OF INVESTING IN THE FUND:	An investment in the Fund enables investors to invest with Investment Managers whose services generally are not available to the investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also enables investors to invest with a cross-section of Investment Managers without incurring the high minimum investment requirements that Investment Managers typically would impose on investors.

In addition to benefiting from the Investment Managers' individual investment strategies, the Fund as a whole should achieve benefits by allocating its assets among a carefully selected group of Investment Managers. The Adviser expects that by investing through multiple Investment Managers, the Fund may reduce the volatility inherent in a direct investment with a single Investment Manager.

RISK FACTORS:	The Fund's investment program is speculative and entails substantial risks. An investment in the Fund should be viewed only as part of an overall investment program. No assurance can be given that the Fund's investment objective will be achieved. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS."

The Fund's performance depends upon the performance of the Investment Managers and the Adviser's ability to select Investment Managers and effectively allocate and reallocate the Fund's assets among them. Identifying the appropriate Investment Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty. In addition, certain Investment Funds, from time to time, are oversubscribed or closed, and it may not be possible to make investments that have been identified as attractive opportunities. See "ADDITIONAL RISK FACTORS."

The Fund's emphasis on Investment Managers that invest primarily in securities of technology-related companies present certain risks that may not exist to the same degree as in other types of investments. Technology stocks, in general, tend to be highly volatile as compared to other types of investments. In addition, since the portfolios of the Investment Managers are concentrated in securities of technology-related companies, the investment risk is greater than if the portfolios were invested in a more diversified manner among various sectors. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS."

A short sale of a security involves the theoretical risk of unlimited loss because of increases in the market price of the security sold short. An Investment Manager's use of short sales, leverage and derivative transactions, in certain circumstances, can result in significant losses. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS."

As a non-diversified investment company, there are no percentage limitations on the portion of the Fund's assets that may be invested in the securities of any one issuer. As a result, the Fund's investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broader range of issuers.

Each Investment Manager generally will charge the Fund an asset-based fee and some or all of the Investment Managers will receive performance-based allocations. The asset-based fees of the Investment Managers are expected to range from 1% to 2% and the performance-based allocations of the Investment Managers are expected to range from 15% to 20% of net profits. The Administrator also will charge an asset-based fee and the Adviser also will be entitled to receive a performance-based allocation. See "ADDITIONAL RISK FACTORS—Special Risks of Multi-Manager Structure."

The performance-based allocation received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because the performance-based allocation is calculated on a basis that includes unrealized appreciation of an Investment Fund's assets, the allocation may be greater than if it were based solely on realized gains.

The Adviser's receipt of performance-based allocations will give rise to similar risks. See "SUMMARY OF TERMS--Fees and Expenses" and "--Performance Bonus."

Some Investment Managers may be newly organized and therefore may have no, or only limited, operating histories. However, the Adviser will endeavor to select Investment Managers whose principals will have substantial capital markets experience.

An investment in the Fund entails special tax risks. See "SUMMARY OF TERMS—Summary of Taxation."

Interests in the Fund will not be traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase interests from time to time, an Investor may not be able to liquidate its interest in the Fund for up to two years. The Adviser expects that it will recommend to the Directors (as hereinafter defined) that the Fund offer to repurchase interests from Investors twice each year, near mid-year and year-end. See "SUMMARY OF TERMS—Transfer Restrictions" and "—Repurchases of Interests by the Fund."

Investing in a multi-manager fund, such as the Fund, involves additional special risks, including the following:

The Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund will not be able to avail itself of the protections of the 1940 Act with respect to the Investment Funds. Although the Adviser will receive detailed information from each Investment Manager regarding its historical performance and investment strategy, in most cases the Adviser has little or no means of independently verifying this information. An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. For information about an Investment Fund's net asset value and portfolio composition, the Adviser will be dependent on information provided by the Investment Funds, which if inaccurate could adversely affect the Adviser's ability to manage the Fund's investment portfolio in accordance with its investment objective and to value accurately the Fund's interests. The Fund's Board has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value.

Investors in the Fund have no individual right to receive information about the Investment Funds or the Investment Managers, will not be investors in the Investment Funds and will have no rights with respect to or standing or recourse against the Investment Funds, Investment Managers or any of their affiliates.

An Investor who met the conditions imposed by the Investment Managers, including investment minimums that may be considerably higher than the Fund's stated minimum investment, could invest directly with the Investment Managers. By investing in the Investment Funds indirectly through the Fund, the Investor bears two layers of asset-based fees and performance-based allocations—one at the Fund level and one at the Investment Fund level. In addition, the Investor bears a proportionate share of the fees and expenses of the Fund (including operating costs, distribution expenses and administrative fees) and, indirectly, expenses of the Investment Funds.

Each Investment Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Fund generally. Accordingly, an Investment Manager with positive performance may receive compensation from the Fund, and thus indirectly from Investors, even if the Fund's overall returns are negative.

Investment decisions of the Investment Funds are made by the Investment Managers independently of the Adviser and of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

Since the Fund may make additional investments in the Investment Funds only at certain times pursuant to limitations set forth in the governing agreements of the Investment Funds, the Fund from time to time may have to hold some of its assets in money market securities, cash or cash equivalents pending investment in Investment Funds.

To the extent the Fund purchases non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of investors in the Investment Fund, including a matter that could adversely affect the Fund's investment in it.

Each Investment Fund is permitted to redeem its securities in-kind. Thus, upon the Fund's withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund.

Like an investment in the Fund, investments in the Investment Funds generally will be illiquid and some of the Investment Funds will not permit withdrawals at the same time as the Fund. As a result, the liquidity of the Fund's interests may be adversely affected and the Fund may manage its investment program differently than if it were able to withdraw moneys from each Investment Fund at the same time it desires to provide liquidity to its Investors.

THE ADVISER:	The Adviser will provide investment advice to the Fund principally regarding the selection of Investment Managers. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). See "THE ADVISER."

CONFLICTS OF INTEREST:	The investment activities of the Adviser, the Investment Managers and their affiliates for their own accounts and the other accounts they manage may give rise to conflicts of interest which may disadvantage the Fund. The Fund's operations may give rise to other conflicts of interest. See "CONFLICTS OF INTEREST."

FEES AND EXPENSES:	The Administrator provides certain other administrative services to the Fund including, among other things, providing office space and other support services to the Fund. In consideration for such services, the Fund will pay the Administrator a monthly fee (the "Fee") at the annual rate of 1% of the Fund's net assets for the month, excluding assets attributable to the Administrator's capital account, the Adviser's capital account and the Adviser's non-voting Special Advisory Member interest (the "Special Advisory Account"). See "CAPITAL ACCOUNTS AND ALLOCATIONS." The Fee will be paid to the Administrator out of the Fund's assets, and debited against the Investors' capital accounts. The Fee will be in addition to the performance-based allocations charged by the Adviser and the performance-based allocations and asset-based fees charged by the Investment Funds. The asset-based fees of the Investment Funds are expected to range from 1% to 2% and the performance-based allocations of the Investment Funds are expected to range from 15% to 20% of net profits. See "ADDITIONAL RISK FACTORS—Special Risks of Multi-Manager Structure."

PFPC Inc. ("PFPC"), as Fund Administrator, performs certain additional administration, accounting and investor services for the Fund and other investment funds sponsored or advised by UBS Americas, Inc. ("UBS Americas") or its affiliates. In consideration for these services, the Fund and certain of these other investment funds will pay PFPC an annual fee calculated based upon the aggregate average net assets of the Fund and certain of these other investment funds, subject to a minimum monthly fee, and will reimburse certain of PFPC's expenses.

The Fund will bear all expenses incurred in the business of the Fund, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for the Fund's account; establishment of any Investment Funds managed by the Subadvisers; selection of Investment Managers and Investment Funds, including due diligence and travel-related expenses; legal fees; accounting fees; costs of computing the Fund's net asset value, including valuation services provided by third parties; costs of insurance; registration expenses; certain offering costs; and expenses of meetings of the Board and Investors. These expenses will not be charged to the Special Advisory Account.

The Investment Funds will bear all expenses incurred in the business of the Investment Funds, which are similar to those expenses incurred by the Fund in the business of the Fund. See "FEES AND EXPENSES."

PLACEMENT FEE:	Investors purchasing interests in the Fund may be charged a placement fee of up to 2% of the Investor's capital contribution. The placement fee will not constitute assets of the Fund and will not be included in an Investor's capital account. See "FEES AND EXPENSES--Placement Fee."

ALLOCATION OF PROFIT AND LOSS:	The net profits or net losses of the Fund (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) will be credited to or debited against the capital accounts of the Investors at the end of each fiscal period in accordance with their respective Fund percentages for such period. Each Investor's Fund percentage will be determined by dividing as of the start of a fiscal period the balance of the Investor's capital account by the sum of the balances of the capital accounts of all Investors of the Fund. See "CAPITAL ACCOUNTS AND ALLOCATIONS—Allocation of Net Profits and Net Losses."

PERFORMANCE BONUS:	Investors will be subject to a performance-based allocation (a "Performance Bonus") in connection with purchases of interests in the Fund. The Performance Bonus will be debited from the capital account of each such Investor as of the last day of a Measurement Period, provided the Fund meets certain performance criteria for such Measurement Period. The Performance Bonus is an amount equal to 1% of the balance of the Investor capital account at the end of the Measurement Period. The Performance Bonus will be calculated separately with respect to each Investor and will be made only if, at the end of Measurement Period, the net profits allocated to the Investor for the Measurement Period equal or exceed the Threshold Return. The "Threshold Return" is the amount that an Investor would have earned for a Measurement Period if it had received an annualized rate of return of 20% on its opening capital account balance (appropriately adjusted for contributions, distributions and withdrawals) for such period. The Threshold Return is not cumulative from year to year or Measurement Period to Measurement Period. If the Adviser is entitled to a Performance Bonus with respect to an Investor for a Measurement Period of less than 12 months, the Performance Bonus for that Measurement Period will be that portion of 1% of the Investor Capital Account at the end of the period which the actual rate of return (non-annualized) earned by the Investor for such period bears to 20%. The Performance Bonus for a Measurement Period will be reduced by an amount necessary so that the amount of an Investor's actual return for the Measurement Period (after being reduced by the applicable Performance Bonus) is at least equal to the amount of the Investor's Threshold Return for such period. In no event will the Performance Bonus for a Measurement Period exceed 1% of the balance of the Investor capital account at the end of such period. The Performance Bonus will be in addition to the performance-based allocations payable in respect of the Investment Funds.

The Advisor may rebate, out of its own resources, all or any portion of the Performance Bonus to Investors in its discretion, including employees or directors of the Adviser and its affiliates, and members of their immediate families. The receipt of a rebate would be taxable to the Investor, but represents gain at the Fund level that otherwise would be taxable to the Investor at some point.

A "Measurement Period" as to each Investor is a period commencing on the admission of the Investor to the Fund, and thereafter each period commencing on the day immediately following the last day of the preceding Measurement Period and ending as of the close of business on the first to occur of (1) the last day of the fiscal year, (2) the day as of which the Fund repurchases all or a portion of the Investor's interest, and (3) certain other enumerated dates. See "CAPITAL ACCOUNTS AND ALLOCATIONS—Performance Bonus."

APPLICATION FOR INTERESTS:	Both initial and additional applications for interests by eligible investors may be accepted at such times as the Fund may determine, generally monthly, subject to the receipt of cleared funds on or before the acceptance date set by the Fund. The Fund reserves the right to reject any application for interests in the Fund. Generally, the minimum initial investment in the Fund is $250,000. If you want to purchase less than $250,000 in interests, you should speak with your financial advisor. Financial advisors may receive a reduced sales credit for selling interests substantially below this stated minimum initial contribution. The Fund may vary the investment minimums from time to time. The Fund, in its discretion, may suspend applications for interests at any time. See "APPLICATION FOR INTERESTS—Eligible Investors."

TRANSFER RESTRICTIONS:	Interests in the Fund may be transferred only by (i) operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only under extenuating circumstances, in connection with a transfer to an entity that does not result in a change of beneficial ownership. The foregoing permitted transferees will not be allowed to become substituted Investors without the consent of the Board, which may be withheld in its sole and absolute discretion. See "REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS—Transfers of Interests."

REPURCHASES OF INTERESTS BY THE FUND:	No Investor will have the right to require the Fund to redeem the Investor's interest in the Fund. The Fund from time to time may offer to repurchase interests pursuant to written tenders by Investors. These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion. In determining whether the Fund should repurchase interests or portions thereof from Investors pursuant to written tenders, the Directors will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase interests from Investors twice each year, near mid-year and year-end. The Directors also will consider the following factors, among others, in making such determination: (i) whether any Investors have requested to tender interests or portions thereof to the Fund; (ii) the liquidity of the Fund's assets; (iii) the investment plans and working capital requirements of the Fund; (iv) the relative economies of scale with respect to the size of the Fund; (v) the history of the Fund in repurchasing interests or portions thereof; (vi) the condition of the securities markets; and (vii) the anticipated tax consequences of any proposed repurchases of interests or portions thereof. In addition, the Fund may repurchase an interest in the Fund or portion thereof of an Investor or any person acquiring an interest or portion thereof from or through an Investor if, among other reasons, the Adviser determines that it would be in the best interests of the Fund for the Fund to repurchase such an interest or portion thereof. See "REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS—No Right of Redemption" and "—Repurchases of Interests."

The LLC Agreement provides that the Fund shall be dissolved if the interest of any Investor that has submitted a written request, in accordance with the terms of the LLC Agreement, to tender its entire interest for repurchase by the Fund has not been repurchased within a period of two years of such request.

SUMMARY OF TAXATION:	Counsel to the Fund has rendered an opinion that the Fund will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Fund has rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, the Fund will not be treated as a "publicly traded partnership" taxable as a corporation. Accordingly, the Fund should not be subject to Federal income tax, and each Investor will be required to report on its own annual tax return its distributive share of the Fund's taxable income or loss.

If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation, as a result of a successful challenge to the opinions rendered by counsel to the Fund or otherwise, the taxable income of the Fund would be subject to corporate income tax and any distributions of profits from the Fund would be treated as dividends.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES:	Investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and 401(k) and Keogh Plans (each a "tax-exempt" entity) may purchase interests in the Fund. The Fund's assets should not be considered to be "plan assets" for purposes of ERISA's fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Investment Managers may use leverage in connection with their trading activities. Therefore, a tax-exempt Investor may incur income tax liability with respect to its share of the net profits from such leveraged transactions to the extent they are treated as giving rise to "unrelated business taxable income" ("UBTI"). An individual retirement account ("IRA") may be required to make payments, including estimated payments, and file an income tax return for any taxable year in which it has UBTI. To file the return, it may be necessary for the IRA to obtain an Employer Identification Number. The Fund will provide to tax-exempt Investors such annual accounting information as such Investors require to report their UBTI for income tax purposes. The Fund will not accept subscriptions from charitable remainder trusts. See "TAX ASPECTS" and "ERISA CONSIDERATIONS."

Investment in the Fund by tax-exempt entities requires special consideration. Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum.

TERM:	The Fund's term is perpetual unless it is otherwise dissolved under the terms of the LLC Agreement. See "ADDITIONAL INFORMATION AND SUMMARY OF LLC AGREEMENT--Term, Dissolution and Liquidation."

REPORTS TO INVESTORS:	The Fund will furnish to Investors as soon as practicable after the end of each taxable year such information as is necessary for Investors to complete Federal and state income tax or information returns, along with, any other tax information required by law. For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Investment Managers. Given the number of Investment Managers, it is possible that one or more Investment Managers will delay in providing this information. As a result, it is possible that the Fund may be unable to provide tax information to Investors without significant delays and Investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level. See "ADDITIONAL RISK FACTORS—Special Risks of Multi-Manager Structure." The Fund also will send to Investors a semi-annual and an audited annual report generally within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Adviser regarding the Fund's operations during each quarter also will be sent to Investors.

SUMMARY OF FUND EXPENSES

FEE TABLE

Investor Transaction Expenses
     Maximum placement fee(1) (percentage of purchase amount)         2.00%
     Maximum redemption fee                                           none

Annual Expenses (except for any interest expense,
     as a percentage of net assets attributable to Interests)

        Management Fee                                                1.00%
        Performance Bonus                                             0.56%(2)(3)
        Other expenses                                                0.23%
                                                                     --------
     Total annual expenses                                            1.79%
                                                                     ========

____________________________

(1)	Investments may be subject to a waivable placement fee of up to 2%. See "Plan of Distribution."

(2)	Represents the aggregate performance bonus paid by all Investors in the Fund, expressed as a percentage of net assets of the Fund, during the period from April 1, 1999 (commencement of operations) to July 1, 2003. The amount, if any, that an individual Investor paid depended upon the date the Investor was admitted to the Fund and the Fund's performance thereafter.

(3)	A Performance Bonus of up to 1% of net profits will be charged in respect of each Investor's capital account in the Fund. The Performance Bonus will be made only if, at the end of Measurement Period (as that term is defined in the Fund's Confidential Memorandum), the net profits allocated to the investor for the Measurement Period equal or exceed the Threshold Return. The "Threshold Return" is the amount that an Investor would have earned for a Measurement Period if it had received an annualized rate of return of 20% on its opening capital account balance (appropriately adjusted for contributions, distributions and withdrawals) for such period. See "CAPITAL ACCOUNTS AND ALLOCATIONS--Performance Bonus."

The purpose of the table above is to assist you in understanding the various costs and expenses you would bear directly or indirectly as an investor in the Fund. The annual "Other expenses" shown above are based on the Fund's average net assets since inception of $583 million. For a more complete description of the various costs and expenses of the Fund, see "FEES AND EXPENSES."

                                                            Example
                                               1 Year    3 Years    5 Years   10 Years

You would pay the following
expenses, including a Placement
Fee* and Performance Bonus (see
footnote 3 above) on a $1,000
investment, assuming a 5% annual
return:                                        $32.26    $58.16     $86.03    $165.28

__________

* Without the Placement Fee, the
  expenses would be:                           $12.30    $38.16     $66.03    $145.28

THE FUND

The Fund is registered under the 1940 Act as a closed-end, non-diversified, management investment company. The Fund was formed as a limited liability company under the laws of Delaware on January 26, 2001. It is the successor by merger to PW Technology LP, which commenced investment operations in 1999. The Fund's principal office is located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (800) 486-2608. Investment advisory services are provided to the Fund by the Adviser. The Fund will not change its name to eliminate the reference to "Technology" or a similar word or phrase without providing 60 days' prior written notice to Investors. Similarly, the Fund will not change its policy of investing at least 80% of its assets in Investment Funds that invest primarily in the technology sector without providing 60 days' prior written notice to Investors.

STRUCTURE

The Fund is a specialized investment vehicle that combines many of the features of a private investment fund with those of a closed-end investment company. Private investment funds are unregistered, commingled asset pools that may be leveraged, managed aggressively and offered in large minimum denominations, often over $1 million, through private placements to a limited number of high net worth individual and institutional investors. The general partners or managing members of these entities typically are compensated through asset-based fees and performance bonuses or allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment funds, subject to relatively modest minimum investment requirements (often less than $2,000), and publicly offered to a broad range of investors. The advisers to these companies typically are compensated through asset-based, but not performance-based, fees.

The Fund is similar to unregistered private investment funds in that (i) its underlying portfolio may be more aggressively managed than other investment companies, (ii) Fund interests will be sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors, and will be restricted as to transfer and (iii) the Investors' capital accounts in the Fund will be subject to asset-based fees and performance-based bonuses.

INVESTMENT PROGRAM

The Fund's investment objective is to maximize capital appreciation over the long term. The Fund is commonly referred to as a "fund of funds" and seeks to achieve its objective by investing at least 80% of its assets among Investment Funds that the Adviser anticipates, at the time of investment, will invest, under normal market conditions, at least 80% of their assets in companies in the technology sector. These companies will include computer software and service companies, semiconductor manufacturers, computer hardware and peripherals companies, communications and telecommunications companies, networking equipment and service companies, internet-related companies, consumer electronics companies, electronic components and instruments manufacturers, biomedical, pharmaceutical, medical device and healthcare service companies.

The Adviser's research staff assists in the selection of Investment Managers using its database of asset managers to narrow the universe of potential candidates. The Adviser will select Investment Managers on the basis of various criteria, generally including, among other things, an analysis of: the Investment Manager's performance during various time periods and market cycles; the Investment Manager's reputation, experience and training; its articulation of, and adherence to, its investment philosophy; the presence of risk management discipline; on-site interviews of the management team; the quality and stability of the Investment Manager's organization, including internal and external professional staff; and whether the Investment Manager has a substantial personal investment in the investment program. Not all these factors will be considered with respect to each Investment Manager and other criteria may be considered.

As part of its diligence process, the Adviser conducts a comprehensive review of the Investment Manager, its investment process and organization, and may conduct interviews with references and industry sources to complete its determination. Once an asset manager is selected as an Investment Manager, the Adviser will continue regularly to review the Investment Manager, but does not undertake to monitor the Investment Manager's compliance with applicable law.

Investment Managers generally conduct their investment programs through the Investment Funds. The Fund currently intends to invest its assets primarily in Investment Funds. The Fund also may invest its assets directly pursuant to investment advisory agreements, granting the Investment Managers discretionary investment authority on a managed account basis. In addition, to facilitate the efficient investment of the Fund's assets, a separate investment vehicle may be created for an Investment Manager in which the Investment Manager serves as general partner or managing member and the Fund is the sole limited partner or the only other member. The Adviser generally will allocate no more than 40% of the Fund's assets to any Investment Fund. The Fund either will hold non-voting securities of an Investment Fund or will limit its investment in any Investment Fund that is not advised by a Subadviser to less than 5% of the Investment Fund's voting securities. As respects these investments, the Fund intends to comply with Section 17 of the 1940 Act. The Fund may invest a majority of its assets in non-voting securities of Investment Funds. The Fund may purchase, as Investment Funds, shares of registered investment companies, including open-end investment companies (so-called "mutual funds"), closed-end investment companies and unit investment trusts (including so-called "exchange-traded funds"). The Fund's ability to invest in registered investment companies is limited by the 1940 Act. See "ADDITIONAL RISK FACTORS—Special Risks of Multi-Manager Structure."

The Adviser will evaluate regularly each Investment Fund and its Investment Manager to determine whether its investment program is consistent with the Fund's investment objective and whether the investment performance is satisfactory. The Adviser may reallocate the Fund's assets among the Investment Funds, redeem its investment in Investment Funds and select additional Investment Funds, subject to the condition that selection of an Investment Fund advised by a new Subadviser requires approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act.

Unregistered investment funds typically provide greater flexibility than traditional investment funds (e.g., registered investment companies) over the types of securities that may be owned, the types of trading strategies employed, and in some cases, the amount of leverage that can be used. The Investment Managers selected by the Adviser may invest and trade in a wide range of instruments and markets, including, but not limited to, domestic and foreign equities and equity-related instruments, and fixed-income and other debt-related instruments. Each Investment Manager may sell securities short. Investment Managers will not be limited in the markets (either by location or type, such as large capitalization, small capitalization or non-U.S. markets) in which they invest or the investment discipline that they may employ (such as value or growth or bottom-up or top-down analysis).

Each Investment Manager may use various investment techniques for hedging and non-hedging purposes. Investment Managers may sell securities short in an effort to profit from anticipated decline in prices of securities and to seek to limit exposure to a possible market decline. Investment Managers also may purchase and sell options and futures contracts and engage in other derivative transactions, subject to certain limitations, and, from time to time, may maintain significant cash positions. The use of these techniques may be an integral part of their investment programs, and involves certain risks to the Fund. Each Investment Manager may use leverage and may invest in illiquid and restricted securities, which also entails risk. There can be no assurance that an Investment Manager will use any hedging strategies with respect to all or any portion of its portfolio. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS—Leverage," "—Short Sales" and "—Special Investment Techniques."

Each Investment Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities and money market instruments, or may hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds (which, because some Investment Funds may accept investments at quarterly or longer intervals, may be for several months), and thereafter, from time to time, the Fund also may invest in these instruments. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS—Money Market Instruments."

Additional information about the types of investments that are expected to be made by the Investment Managers, their investment practices and related risk factors is provided below. Except as otherwise indicated, the Fund's investment policies and restrictions are not fundamental and may be changed without a vote of the Investors. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS—Investment Restrictions."

The Fund's investment program is speculative and entails substantial risks. There can be no assurance that the Fund's or the Investment Funds' investment objectives will be achieved or that their investment programs will be successful. In particular, an Investment Manager's use of leverage, short sales and derivative transactions, its limited diversification and the limited liquidity of some of its portfolio securities, in certain circumstances, can result in or contribute to significant losses to the Fund. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment.

TYPES OF INVESTMENTS AND RELATED RISK FACTORS

General

All securities investments risk the loss of capital. The value of the Fund's total net assets should be expected to fluctuate and, as described below, given the Fund's emphasis on the technology sector, may be especially volatile. To the extent that the Fund's portfolio (which, for this purpose, means the aggregate securities positions held by the Investment Managers) is concentrated in securities of a single issuer or issuers in a single industry, the risk of any investment decision is increased. An Investment Manager's use of leverage is likely to cause the Fund's net assets to appreciate or depreciate at a greater rate than if leverage were not used. The investment strategies and styles used by an Investment Manager are subject to change without notice.

For purposes of the Fund's investment restrictions and certain investment limitations under the 1940 Act, the Fund will look through the Investment Funds managed by the Subadvisers, if any, to their underlying securities.

Technology Sector

The Fund's emphasis on Investment Managers that invest primarily in securities of technology-related companies presents certain risks that may not exist to the same degree as in other types of investments. Technology stocks, in general, tend to be highly volatile as compared to other types of investments. Since the portfolios of the Investment Managers are concentrated in securities of technology-related companies, the investment risk is greater than if the portfolios were invested in a more diversified manner among various sectors.

While each Investment Manager will invest in the securities of entities in several different industries considered to be technology related, many of those entities share common characteristics which may affect the Investment Manager's investment. For example, industries throughout the technology field include many smaller and less seasoned companies. These types of companies may present greater opportunities for capital appreciation, but also may involve greater risks. Such companies may have limited product lines, markets, or financial resources, or may depend on a limited management group. In addition, the securities of smaller companies may be subject to more volatile market movements than the securities of larger, more established companies. The companies in which each Investment Manager invests also are strongly affected by worldwide scientific or technological developments, and their products and services may not be economically successful or may quickly become outdated. Certain of such companies also offer products or services that are subject to governmental regulation and, therefore, may be affected adversely by governmental policies.

Each Investment Manager may purchase securities of companies which have no earnings or have experienced losses. The Investment Manager generally will make these investments based on a belief that actual or anticipated products or services will produce future earnings. If the anticipated event is delayed or does not occur, or if investor perceptions about the company change, the company's stock price may decline sharply and its securities may become less liquid.

Equity Securities

An Investment Manager's investment portfolio may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and foreign issuers. Investment Managers also may invest in depositary receipts relating to foreign securities. See "—Foreign Securities" below. Equity securities fluctuate in value in response to many factors, including the activities and financial condition of individual companies, the business market in which individual companies compete and general market and economic conditions.

The Investment Managers generally may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro cap companies. The prices of the securities of some of these smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, because they typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. The Investment Managers may purchase securities in all available securities trading markets, including initial public offerings and the aftermarket.

The Investment Managers' investments in equity securities may include securities that are listed on securities exchanges as well as unlisted securities that are traded over-the-counter. Equity securities of companies traded over-the-counter may not be traded in the volumes typically found on a national securities exchange. Consequently, an Investment Manager may be required to dispose of such securities over a longer (and potentially less favorable) period of time than is required to dispose of the securities of listed companies.

A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by an Investment Fund is called for redemption, the Investment Fund will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Fund's ability to achieve its investment objective.

Fixed-Income Securities

Investment Managers may invest in fixed-income securities. The Investment Managers typically will invest in these securities when their yield and potential for capital appreciation are considered sufficiently attractive and also may invest in these securities for defensive purposes and to maintain liquidity. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness or financial condition of the issuer and general market liquidity (i.e., market risk).

The Investment Managers may invest in both investment grade and non-investment grade debt securities. Investment grade debt securities are securities that have received a rating from at least one nationally recognized statistical rating organization ("NRSRO") in one of the four highest rating categories or, if not rated by any NRSRO, have been determined by the Investment Manager to be of comparable quality. Non-investment grade debt securities are considered by the NRSRO to be predominantly speculative with respect to the issuer's capacity to pay interest and repay principal. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than is the case for higher grade debt securities. In addition, the market for lower grade debt securities may be thinner and less liquid than for higher grade debt securities.

Foreign Securities

Although the Investment Managers are expected to invest principally in equity securities of publicly traded U.S. companies, they may invest in equity and fixed-income securities of foreign issuers and in depositary receipts, such as American Depositary Receipts ("ADRs"), that represent indirect interests in securities of foreign issuers. Foreign securities in which an Investment Manager may invest may be listed on foreign securities exchanges or traded in foreign over-the-counter markets.

Foreign securities markets generally are not as developed or efficient as those in the United States. Securities of some foreign issuers are less liquid and more volatile than securities of comparable U.S. issuers. Similarly, volume and liquidity in most foreign securities markets are less than in the United States and, at times, volatility of price can be greater than in the United States.

Because evidences of ownership of such securities usually are held outside the United States, the Fund will be subject to additional risks which include possible adverse political and economic developments, seizure or nationalization of foreign deposits or adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise.

Since foreign securities often are purchased with and payable in currencies of foreign countries, the value of these assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency rates and exchange control regulations.

Foreign Currency Transactions

An Investment Manager may engage in foreign currency transactions for a variety of purposes, including to fix in U.S. dollars, between trade and settlement date, the value of a security the Investment Manager has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Manager already owns, particularly if it expects a decrease in the value of the currency in which the foreign security is denominated.

Foreign currency transactions may involve, for example, the Investment Manager's purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies, which would involve the Investment Manager agreeing to exchange an amount of a currency it did not currently own for another currency at a future date in anticipation of a decline in the value of the currency sold relative to the currency the Investment Manager contracted to receive in the exchange. The Investment Manager's success in these transactions will depend principally on its ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

Money Market Instruments

An Investment Manager may invest, for defensive purposes or otherwise, some or all of its assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Investment Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Fund also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

Non-Diversified Status

The classification of the Fund as a "non-diversified" investment company means that the percentage of the Fund's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. A "diversified" investment company is required by the 1940 Act generally, with respect to 75% of its total assets, to invest not more than 5% of such assets in the securities of a single issuer. Since a relatively high percentage of the Fund's assets may be invested in the securities of a limited number of issuers, many of which may be within the same industry, the Fund's portfolio securities may be more sensitive to changes in the market value of a single issuer and to events affecting a particular industry or market segment.

Leverage

Investment Managers may borrow money from brokers and banks for investment purposes. Borrowing for investment purposes, which is known as "leverage," is a speculative investment technique and involves certain risks.

Although leverage will increase investment return if the Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of such funds, using leverage will decrease investment return if the Fund fails to earn as much on such investments as it pays for the use of such funds. Using leverage, therefore, will magnify the volatility of the value of the Fund's investment portfolio. If the Investment Manager's equity or debt instruments decline in value, the Investment Manager could be required to deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in an Investment Fund's assets, whether resulting from changes in market value or from redemptions, the Investment Manager might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Investment Manager also may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act limits the amount an investment company can borrow by imposing an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of an investment company's total indebtedness may not exceed one-third the value of its total assets, including such indebtedness, measured at the time the investment company incurs the indebtedness. These limits only apply to the Investment Funds that are managed by Subadvisers and, therefore, the Fund's portfolio may be highly leveraged and the volatility of the price of its interests may be great.

To obtain "leveraged" market exposure in certain investments and to increase overall return, an Investment Manager may purchase options and other instruments that do not constitute "indebtedness" for purposes of the Asset Coverage Requirement. These instruments nevertheless may involve significant economic leverage and therefore, in some cases, may involve significant risks of loss.

Purchasing Initial Public Offerings

Investment Managers may purchase securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the company, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies and, thus, for the Fund's interests. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving them.

Short Sales

Investment Managers may attempt to limit exposure to a possible market decline in the value of its portfolio securities through short sales of securities that the Investment Manager believes possess volatility characteristics similar to those being hedged. In addition, Investment Managers may use short sales for non-hedging purposes in an effort to profit from anticipated declines in prices of securities which in the view of the Investment Managers are overvalued or are likely to be adversely affected by particular trends or events relating to the issuer of those securities, the sector in which the issuer is engaged or the general markets or economy. Technological advances often create winners and losers, which presents Investment Managers with the opportunity to profit on both the long and short side of the technology sector. To effect a short sale, an Investment Manager will borrow a security from a brokerage firm, or other permissible financial intermediary, to make delivery to the buyer. The Investment Manager then is obligated to replace the borrowed security by purchasing it at the market price at the time of replacement. The price at such time may be more or less than the price at which the security was sold by the Investment Manager, which would result in a loss or gain, respectively. These techniques are speculative and, in certain circumstances, can substantially increase the impact of adverse price movements on an Investment Fund's portfolio. A short sale of a security involves the theoretical risk of an unlimited increase in the market price of the security which could result in an inability to cover the short position and thus a theoretically unlimited loss. There can be no assurance that securities necessary to cover the short position will be available for purchase.

Reverse Repurchase Agreements

Reverse repurchase agreements involve a sale of a security to a bank or securities dealer and the Investment Manager's simultaneous agreement to repurchase the security for a fixed price, reflecting a market rate of interest, on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to an Investment Fund. Reverse repurchase agreements are a form of leverage which also may increase the volatility of an Investment Fund's portfolio.

Special Investment Techniques

Investment Managers may use a variety of special investment techniques, in addition to short selling, including purchasing or entering into options, swaps, swaptions, futures and forward agreements on various financial instruments and currency, to attempt to hedge their investment portfolios against various risks or other factors that generally affect the values of securities and for non-hedging purposes. These techniques may involve the use of derivative transactions. The techniques the Investment Managers may employ may change over time as new instruments and techniques are introduced or as a result of regulatory developments. Certain of the special investment techniques that the Investment Managers may use are speculative and involve a high degree of risk, particularly when used for non-hedging purposes. There can be no assurance that an Investment Manager will use all or any of these techniques with respect to its portfolio or that these techniques will be successful.

Derivatives. Investment Managers may invest in, or enter into, derivative contracts ("Derivatives"). These are financial instruments which derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives can be volatile and involve various types and degrees of risk, depending upon the characteristics of the particular Derivative and the portfolio as a whole. Derivatives permit an Investment Manager to increase or decrease the level of risk, or change the character of the risk, to which its investment portfolio is exposed in much the same way as the Investment Manager can increase or decrease the level of risk, or change the character of risk, of its investment portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential impact on the Fund's performance.

If an Investment Manager invests in Derivatives at inopportune times or judges market conditions or market values incorrectly, such investments may lower the Fund's return or result in a loss. The Fund also could experience losses if the Investment Manager's Derivatives were poorly correlated with its other investments, or if the Investment Manager were unable to liquidate its position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

Options And Futures. Investment Managers may invest in options and futures contracts. The Investment Managers also may invest in so-called "synthetic" options (which generally are privately negotiated options that are exclusively cash-settled) or other derivative instruments written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. Since participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange-based" markets, the Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Such options also may be illiquid and, in such cases, an Investment Manager may have difficulty closing out its position. Over-the-counter options purchased and sold by the Investment Manager also may include options on baskets of specific securities.

The Investment Managers may purchase and sell call and put options in respect of specific securities, and may write and sell covered or uncovered call and put options. A covered call option, which is a call option with respect to which an Investment Manager owns the underlying security, that is sold by the Investment Manager exposes the Investment Manager during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option, which is a put option with respect to which an Investment Manager has segregated cash or liquid securities to fulfill the obligation undertaken, that is sold by the Investment Manager exposes the Investment Manager during the term of the option to a decline in price of the underlying security while depriving the Investment Manager of the opportunity to invest the segregated assets.

An Investment Manager may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on such security. The Investment Manager will realize a profit or loss if the amount paid to purchase an option is less or more, as the case may be, than the amount received from the sale thereof. To close out a position as a purchaser of an option, the Investment Manager would ordinarily make a similar "closing sale transaction," which involves liquidating the Investment Manager's position by selling the option previously purchased, although the Investment Manager would be entitled to exercise the option should it deem it advantageous to do so.

Although the Fund will not be a commodity pool, Derivatives subject the Fund to the rules of the Commodity Futures Trading Commission ("CFTC") which limit investment in certain Derivatives. Some or all of the Investment Managers may invest in futures contracts and currency futures contracts, and options with respect thereto for hedging purposes without limit. However, to comply with CFTC rules, the Fund may not invest in such contracts and options for other purposes if the sum of the amount of initial margin deposits and premiums paid for unexpired options with respect to such contracts, other than for bona fide hedging purposes, exceed 5% of the liquidation value of the Fund's assets, after taking into account unrealized profits and unrealized losses on such contracts and options; provided, however, that in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5% limitation. If applicable CFTC rules change, these percentages may change or different conditions may be applied to the Fund's use of certain Derivatives. The CFTC rules also may place limits on the Fund's ability to invest in Investment Funds that engage in various transactions in futures and options.

Investment Managers may enter into futures contracts in U.S. domestic markets or on exchanges located outside the United States. Foreign markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Foreign markets, however, may have greater risk potential than domestic markets. For example, some foreign exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits an Investment Manager might realize in trading could be eliminated by adverse changes in the exchange rate, or the Fund could incur losses as a result of those changes. Transactions on foreign exchanges may include both commodities which are traded on domestic exchanges and those which are not. Unlike trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

Engaging in these transactions involves risk of loss to the Fund which could adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially subjecting the Fund to substantial losses.

Successful use of futures by an Investment Manager also is subject to the Investment Manager's ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Pursuant to regulations and/or published positions of the Securities and Exchange Commission (the "SEC"), a Subadviser may be required to segregate permissible liquid assets in connection with its commodities transactions in an amount generally equal to the value of the underlying commodity. The segregation of such assets will have the effect of limiting the Subadviser's ability otherwise to invest those assets.

Investment Managers may purchase and sell stock index futures contracts. A stock index future obligates an Investment Manager to pay or receive an amount of cash equal to a fixed dollar amount specified in the futures contract multiplied by the difference between the settlement price of the contract on the contract's last trading day and the value of the index based on the stock prices of the securities that comprise it at the opening of trading in such securities on the next business day.

Investment Managers may purchase and sell interest rate futures contracts. An interest rate future obligates an Investment Manager to purchase or sell an amount of a specific debt security at a future date at a specific price.

Investment Managers may purchase and sell currency futures. A currency future obligates an Investment Manager to purchase or sell an amount of a specific currency at a future date at a specific price.

Call And Put Options On Securities Indexes. Investment Managers may purchase and sell call and put options on stock indexes, such as the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and Standard & Poor's 100 Index, Nasdaq High Technology Index, Pacific Stock Exchange High Technology Index, Morgan Stanley High Tech Index, Philadelphia Semiconductor Index or AMEX Internet Stock Index, listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and to pursue its investment objective. A stock index fluctuates with changes in the market values of the stocks that comprise the index. Accordingly, successful use by the Investment Manager of options on stock indexes will be subject to the Investment Manager's ability to predict correctly movements in the direction of the stock market generally or segments thereof. This requires different skills and techniques than forecasting changes in the price of individual stocks.

Warrants. Warrants are derivative instruments that permit, but do not obligate, the holder to subscribe for other securities. Warrants do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer. As a result, warrants may be considered more speculative than certain other types of investments. In addition, the value of a warrant does not necessarily change with the value of the underlying securities or commodities, and a warrant ceases to have value if it is not exercised prior to its expiration date.

Swap Agreements. Investment Managers may enter into interest rate, equity index, credit and currency swap agreements on behalf of the Investment Funds. These transactions are entered into in an attempt to obtain a particular return when it is considered desirable to do so. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates exceed a specified rate or "cap"; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent interest rates fall below a specified level or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Most swap agreements entered into by an Investment Manager would calculate the obligations of the parties to the agreement on a "net basis." Consequently, the Investment Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Investment Fund is contractually obligated to make. If the other party to a swap defaults, the Investment Fund's risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive.

The use of swaps is a highly specialized activity which involves special investment techniques and risks, including increased volatility and the credit risk associated with the counterparty to the derivative. These investments generally will be subject to transaction costs and other fees, which will reduce the value of the Fund's investment. In addition, if the investment adviser is incorrect in its forecasts of market values, interest rates or exchange rates, the performance of the Fund or Investment Fund may be adversely affected.

There can be no assurance that the Fund's indirect investment in an Investment Fund using these derivative instruments will have the same or similar results as a direct investment in the Investment Fund, and the Fund's value may decrease as a result of such indirect investment.

Lending Portfolio Securities

Investment Managers may lend securities from their portfolios to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The Investment Manager continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable on the loaned securities which affords the Investment Manager an opportunity to earn interest on the amount of the loan and on the loaned securities' collateral. Loans of portfolio securities by a Subadviser may not exceed 33-1/3% of the value of the Fund's total assets, and, in respect of such transactions, the Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund might experience risk of loss if the institution with which the Investment Manager has engaged in a portfolio loan transaction breaches its agreement with the Investment Manager.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in interest rates and securities prices, Investment Managers may purchase securities on a forward commitment or when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchase are fixed when an Investment Manager enters into the commitment, but the Investment Manager does not make payment until it receives delivery from the counterparty. The Investment Manager will commit to purchase such securities only with the intention of actually acquiring the securities, but the Investment Manager may sell these securities before the settlement date if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public's perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose the Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment or when-issued or delayed delivery basis when an Investment Manager is fully or almost fully invested may result in greater potential fluctuation in the value of the Fund's net assets. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by the Investment Manager on a forward commitment basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

Restricted and Illiquid Investments

Although the Investment Managers will invest primarily in publicly traded securities, the Fund and the Investment Managers may invest without limitation in restricted securities and other investments which are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act, or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration under the 1933 Act.

Where registration is required to sell a security, an Investment Manager may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Investment Manager may be permitted to sell a security under an effective registration statement. If during such a period adverse market conditions were to develop, the Investment Manager might obtain a less favorable price than the prevailing price when it decided to sell. Restricted securities for which no market exists and other illiquid investments held by Investment Funds advised by a Subadviser will be valued at fair value as determined in accordance with procedures approved and periodically reviewed by the Directors. Investment Managers may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased such securities.

In addition, the Fund's interests in the Investment Funds are themselves illiquid and subject to substantial restrictions on transfer. The Fund may liquidate an interest and withdraw from an unregistered Investment Fund pursuant to limited withdrawal rights. The illiquidity of these interests may adversely affect the Fund were it to have to sell interests at an inopportune time.

Investment Restrictions

The Fund has adopted the following investment restrictions as fundamental policies, which cannot be changed without approval by holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities. The Fund may not:

•	Issue senior securities, except that, to the extent permitted by the 1940 Act, (a) the Subadvisers, if any are engaged, may borrow money to finance portfolio transactions and engage in other transactions involving the issuance by the Fund of "senior securities" representing indebtedness, and (b) the Fund may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, the Fund's interests.

•	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

•	Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

•	Purchase, hold or deal in real estate, except that the Subadvisers may invest in real estate and securities that are secured by real estate, or securities issued by companies that invest or deal in real estate or real estate investment trusts.

•	Invest in commodities or commodity contracts, except that the Subadvisers may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indexes.

•	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation. For purposes of this investment restriction, the Investment Funds are not considered part of an industry. The Fund may invest in Investment Funds that may concentrate their assets in one or more industries.

Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Fund, means the vote, at the annual or a special meeting of the security holders of such company duly called, (A) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of such company are present or represented by proxy; or (B) of more than 50% of the outstanding voting securities of such company, whichever is less.

With respect to these investment restrictions, and other policies described in this Memorandum, the Fund will look through the Investment Funds managed by Subadvisers to their underlying securities. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The types of securities or investment techniques that may be employed by the Fund in accordance with the 1940 Act, which may give rise to senior securities within the meaning of the 1940 Act, include: short sales, certain options, futures, forward and swap contracts, reverse repurchase agreements, and when-issued or delayed delivery securities.

The Fund's investment objective is fundamental and may not be changed without the vote of a majority (as defined by the 1940 Act) of the Fund's outstanding voting securities.

ADDITIONAL RISK FACTORS

Asset-Based Fees and Performance-Based Allocations

Each Investment Manager generally will charge the Fund an asset-based fee and some or all of the Investment Managers will receive performance-based allocations. The asset-based fees of the Investment Managers are expected to range from 1% to 2% and the performance-based allocations of the Investment Managers are expected to range from 15% to 20% of net profits. The Administrator also will charge an asset-based fee and the Adviser also will be entitled to receive performance-based allocations. See "Special Risks of Multi-Manager Structure."

The performance-based allocation that will be received by an Investment Manager may create an incentive for the Investment Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because the performance-based allocation is calculated on a basis that includes realized and unrealized appreciation of an Investment Fund's assets, the allocation may be greater than if it were based solely on realized gains. See "CAPITAL ACCOUNTS AND ALLOCATIONS—Performance Bonus."

The Adviser's receipt of performance-based allocations will give rise to similar risks. See "FEES AND EXPENSES" and "CAPITAL ACCOUNTS AND ALLOCATIONS—Performance Bonus."

Borrowing Money For Repurchases

The Fund may borrow money for temporary or emergency purposes or in connection with repurchases of, or tenders for, the Fund's interests. If the Fund borrows money, its net asset value may be subject to greater fluctuation until the borrowing is repaid.

Tax Risks

Counsel to the Fund has rendered an opinion that the Fund will be treated as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Counsel to the Fund has rendered its opinion that, under a "facts and circumstances" test set forth in regulations adopted by the U.S. Treasury Department, the Fund will not be treated as a "publicly traded partnership" taxable as a corporation. If it were determined that the Fund should be treated as an association or publicly traded partnership taxable as a corporation, as a result of a successful challenge to the opinions rendered by counsel to the Fund or otherwise, the taxable income of the Fund would be subject to corporate income tax and distributions of profits from the Fund would be treated as dividends. See "TAX ASPECTS—Tax Treatment of Fund Operations—Classification of the Fund."

Lack of Operating History

Some Investment Managers may be newly organized and therefore may have no, or only limited operating histories. However, the Adviser will endeavor to select Investment Managers whose principals have substantial capital markets experience.

Liquidity Risks

Interests in the Fund will not be traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Fund may offer to repurchase Investor interests from time to time, an Investor may not be able to liquidate its interest in the Fund for up to two years. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase interests from Investors twice each year, near mid-year and year-end. See "REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS."

Distributions to Investors and Payment of Tax Liability

The Fund does not intend to make periodic distributions of its net income or gains, if any, to Investors. Investors will be required each year to pay applicable Federal and state income taxes on their respective shares of the Fund's taxable income, and will have to pay such applicable taxes from sources other than Fund distributions.

Special Risks of Multi-Manager Structure

Identifying the appropriate Investment Managers and suitable Investment Funds is difficult and involves a high degree of uncertainty. In addition, certain Investment Funds, from time to time, are oversubscribed or closed, and it may not be possible to make investments that have been identified as attractive opportunities. See "CONFLICTS OF INTEREST."

The Investment Funds generally will not be registered as investment companies under the 1940 Act and, therefore, the Fund will not be able to avail itself of the protections of the 1940 Act with respect to the Investment Funds. Although the Adviser will receive detailed information from each Investment Manager regarding its historical performance and investment strategy, in most cases the Adviser has little or no means of independently verifying this information. An Investment Manager may use proprietary investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. For information about an Investment Fund's net asset value and portfolio composition, the Adviser will be dependent on information provided by the Investment Funds, which if inaccurate could adversely affect the Adviser's ability to manage the Fund's investment portfolio in accordance with its investment objective and to value accurately the Fund's interests. Investors in the Fund have no individual right to receive information about the Investment Funds or the Investment Managers, will not be investors in the Investment Funds and will have no rights with respect to or standing or recourse against the Investment Funds, Investment Managers or any of their affiliates.

An Investor who met the conditions imposed by the Investment Managers could invest directly with the Investment Managers. These conditions include investment minimums that may be considerably higher than the Fund's stated minimum investment. By investing in investment vehicles indirectly through the Fund, the Investor bears two layers of asset-based fees and performance-based allocations—one at the Fund level and one at the Investment Fund level. In addition, the Investor bears a proportionate share of the fees and expenses of the Fund (including operating costs, distribution expenses and administrative fees) and, indirectly, expenses of the Investment Funds.

Each Investment Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Investment Managers and the Fund generally. Accordingly, an Investment Manager with positive performance may receive compensation from the Fund, and thus indirectly from Investors, even if the Fund's returns are negative. Investment decisions of the Investment Funds are made by the Investment Managers entirely independently of the Adviser and of each other. As a result, at any particular time, one Investment Fund may be purchasing shares of an issuer whose shares are being sold by another Investment Fund. Consequently, the Fund could incur indirectly certain transaction costs without accomplishing any net investment result.

To the extent the Fund holds non-voting securities of, or contractually foregoes the right to vote in respect of, an Investment Fund, it will not be able to vote on matters that require the approval of the limited partners of the Investment Fund, including a matter that could adversely affect the Fund's investment in it.

Since the Fund may make additional investments in the Investment Funds only at certain times pursuant to limitations set forth in the governing agreements of the Investment Funds, the Fund from time to time may have to hold some, or in certain cases a substantial amount, of its assets temporarily in money market securities, cash or cash equivalents, possibly for several months.

Each Investment Fund is permitted to redeem its securities in-kind. Thus, upon the Fund's withdrawal of all or a portion of its interest in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Fund.

Like an investment in the Fund, investments in the Investment Funds generally will be illiquid. The governing instruments of each Investment Fund likely will have provisions similar to those of the Fund restricting both the transferability of an Investor's interest and the ability of any Investor to withdraw its investment in certain circumstances. Some Investment Funds will not permit withdrawals at the same time as the Fund. As a result, the liquidity of the Fund's interests may be adversely affected, and the Fund may manage its investment program differently than if it were able to withdraw moneys from each Investment Fund at the same time it desires to provide liquidity to its Investors.

For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Investment Managers. Given the number of Investment Managers, it is possible that one or more Investment Managers will delay in providing this information. As a result, it is possible that the Fund may be unable to provide tax information to Investors without significant delays and Investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level.

A noncorporate investor's share of the Fund's investment expenses (including the asset-based fees and performance-based allocations at the Fund and Investment Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the noncorporate investor's alternative minimum tax liability.

The Fund may be required to indemnify certain of the Investment Funds and their Investment Managers from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the Fund's interests.

PERFORMANCE

Performance information about the Fund is included in the Fund's Performance Supplement. For more recent performance information regarding the Fund, please call Client Services at (800) 486-2608.

THE DIRECTORS

The Board has overall responsibility to manage and control the business affairs of the Fund, including the complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Fund's business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

The Directors are not required to contribute to the capital of the Fund or hold interests in the Fund. A majority of the Directors are not "interested persons" (as defined in the 1940 Act) of the Fund (collectively, the "Independent Directors") and perform the same functions for the Fund as are customarily exercised by the non-interested directors of a registered investment company organized as a corporation.

The identity of the Directors and brief biographical information regarding each Director is set forth below.

------------------------------ ----------------- --------------------------------- ------------ ------------------------
                                                                                    Number of
                                                                                   Portfolios
                                                                                     in Fund
                                                                                     Complex      Other Trusteeships/
                                Term of Office                                      Overseen     Directorships Held by
Name, Age, Address and          and Length of        Principal Occupation(s)           by        Director Outside Fund
Position(s) with Fund            Time Served           During Past 5 Years         Director1            Complex
---------------------           --------------       -----------------------       ---------     ---------------------
------------------------------------------------------------------------------------------------------------------------
                                                DISINTERESTED DIRECTORS
------------------------------------------------------------------------------------------------------------------------

Meyer Feldberg (60)                 Term -       Dean and Professor of                 33       Director of:
UBS Financial Services Inc.       Indefinite     Management of Graduate School                  Primedia, Inc.,
1285 Avenue of the Americas      Length-since    of Business, Columbia University               Federated Department
New York, NY 10019             Commencement of                                                  Stores, Inc.,
Director                          Operations                                                    Revlon, Inc. and
                                                                                                Select Medical, Inc.
------------------------------ ----------------- --------------------------------- ------------ ------------------------
George W. Gowen (73)                Term -       Law partner of Dunnington,            14       None
UBS Financial Services Inc.       Indefinite     Bartholow & Miller
1285 Avenue of the Americas      Length-since
New York, NY 10019             Commencement of
Director                          Operations

------------------------------ ----------------- --------------------------------- ------------ ------------------------
M. Cabell Woodward, Jr. (73)        Term -       Retired                               14       None
UBS Financial Services Inc.      Indefinite
1285 Avenue of the Americas      Length-since
New York, NY 10019             Commencement of
Director                          Operations
------------------------------------------------------------------------------------------------------------------------
                                           OFFICER(S) WHO ARE NOT DIRECTORS
------------------------------------------------------------------------------------------------------------------------
Mitchell A. Tanzman, (43)           Term -       Managing Director of UBS              N/A                N/A
UBS Financial Services Inc.       Indefinite     Financial Services Inc.
1285 Avenue of the Americas      Length-since    Alternative Investment Group
New York, NY 10019             Commencement of
Principal Executive Officer       Operations
------------------------------ ----------------- --------------------------------- ------------ ------------------------
Michael Mascis (35)                 Term -       Vice President of UBS
UBS Financial Services Inc.       Indefinite     Alternative Asset Management,
1285 Avenue of the Americas      Length-since    Inc. since July 2002                  N/A                N/A
New York, NY 10019             Commencement of   Prior to July 2002, Partner of
Principal Accounting Officer      Operations     Arthur Andersen LLP
------------------------------ ----------------- --------------------------------- ------------ ------------------------
Mark D. Goldstein (38)              Term -       Senior Associate General
UBS Financial Services Inc.       Indefinite     Counsel and First Vice
1285 Avenue of the Americas      Length-since    President of UBS Financial
New York, NY 10019             Commencement of   Services Inc.                         N/A                N/A
Secretary                         Operations
------------------------------ ----------------- --------------------------------- ------------ ------------------------
Lisa Bloomberg (35)                 Term -       Associate General Counsel and         N/A                N/A
UBS Financial Services Inc.       Indefinite     First Vice President of UBS
1285 Avenue of the Americas      Length-since    Financial Services Inc. since
New York, NY 10019             Commencement of   May 1999.  Prior thereto, associate
Assistant Secretary               Operations     at Skadden, Arps, Slate, Meagher &
                                                 Flom, LLP since September 1996
------------------------------ ----------------- --------------------------------- ------------ ------------------------

1	Of the 33 funds/portfolios in the complex, 19 are advised by an affiliate of UBS Financial Services Inc. and 14 comprise UBS Alternative Investment Group of Funds.

The Directors serve on the Board for terms of indefinite duration. A Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity. A Director may resign upon 90 days' prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors. In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Investors. The Directors may call a meeting of Investors to fill any vacancy in the position of a Director, and must do so within 60 days after any date on which Directors who were elected by the Investors cease to constitute a majority of the Directors then serving. If no Director remains to manage the business of the Fund, the Adviser may manage and control the Fund, but must convene a meeting of Investors within 60 days for the purpose of either electing new Directors or dissolving the Fund.

                                                                         Aggregate Dollar Range
                                                                          of Equity Securities
                                                                            of All Registered
                                Dollar Range of Equity                 Investment Companies Overseen
  Name of Director              Securities of the Fund                by the Director in Fund Complex
  ----------------              ----------------------                -------------------------------
Meyer Feldberg                           N/A                                  over $100,000

George W. Gowen                          N/A                                  over $100,000

M. Cabell Woodward, Jr.                  N/A                                  over $100,000

Compensation

                                                                Total Compensation from Fund and
                                                                  Fund Complex Paid to Board
                                                                          Members
                                Aggregate Compensation            For the Calendar Year Ended
Name and Position with Fund          from the Fund*                   December 31, 2002
---------------------------     ----------------------          ---------------------------------
Meyer Feldberg                        $7,500                             $210,250(36)**

George W. Gowen                       $7,500                             $202,750(36)**

M. Cabell Woodward, Jr.               $7,500                              $89,750(14)**

*	For the fiscal year ended December 31, 2002.
**	Represents the number of separate portfolios comprising the investment companies in the Fund Complex for which the Director serves.

The Independent Directors are each paid an annual retainer of $5,000 and per meeting fees of $500, and $250 in the case of telephonic meetings, by the Fund. All Directors are reimbursed by the Fund for their reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

THE ADVISER

The Adviser serves as the Fund's investment adviser pursuant to an investment advisory agreement with the Fund dated September 10, 2002, as amended May 9, 2003 (the "Investment Advisory Agreement"). The Adviser will evaluate regularly each Investment Manager to determine whether its investment program is consistent with the Fund's investment objective and whether its investment performance is satisfactory. The Adviser may reallocate the Fund's assets among the Investment Managers, terminate existing Investment Managers and select additional Investment Managers, subject to the condition that selection of a new Subadviser requires approval of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, unless the Fund receives an exemption from certain provisions of the 1940 Act. The Adviser will perform its duties subject to any policies established by the Directors. The Adviser, which was formed as a Delaware limited liability company on June 25, 1996, is an indirect, wholly-owned subsidiary of UBS Americas, which, in turn, is a wholly-owned subsidiary of UBS AG, a Swiss bank. The Adviser is registered as an investment adviser under the Advisers Act. UBS Financial Services Inc. ("UBS Financial Services"), a wholly-owned subsidiary of UBS Americas, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the New York Stock Exchange, Inc. and other principal securities exchanges.

The offices of the Adviser are located at 1285 Avenue of the Americas, New York, New York 10019, and its telephone number is (800) 486-2608. Before the commencement of the Fund's operations, the Adviser owned 99% of the outstanding interests in the Fund (thereby controlling the Fund) and was the only person known by the Fund to own of record or beneficially 5% or more of the outstanding interests in the Fund. The Adviser or its designee maintains the Fund's accounts, books and other documents required to be maintained under the 1940 Act at 1285 Avenue of the Americas, New York, New York 10019, or at such other place as designated by the Adviser.

Investment decisions for the Fund are made by a team of the Adviser's portfolio managers, and no person is primarily responsible for making recommendations to the team.

The Investment Advisory Agreement was initially approved by the Board, including each Independent Director, on September 10, 2002, and by vote of Investors holding interests in the Fund on September 10, 2002. The Investment Advisory Agreement has an initial term that expires two years after the Fund commences investment operations. Thereafter, the Investment Advisory Agreement will continue automatically for successive one-year periods if its continuance is approved annually by the Board, including a majority of the Independent Directors. The Investment Advisory Agreement may be terminated at any time by vote of the Board or by a vote of a majority of the Fund's outstanding voting securities on sixty days' written notice to the Adviser or by the Adviser on sixty days' written notice to the Fund. The Investment Advisory Agreement will terminate automatically in the event of its assignment within the meaning of the 1940 Act.

In evaluating the Investment Advisory Agreement, the Independent Directors reviewed materials furnished by the Adviser, including information regarding the Adviser, its affiliates and its personnel, operations and financial condition. The Independent Directors discussed with representatives of the Adviser the Fund's operations and the Adviser's ability to provide advisory and other services to the Fund. The Independent Directors also reviewed, among other things, the nature of the services to be provided by the Adviser, including the process to be used in connection with its analysis of the underlying Investment Funds and their Investment Managers, the proposed fees to be charged by the Adviser for its services, including a comparative analysis of fees and expense ratios of investment companies with similar objectives and strategies managed by other investment advisers, the experience of the investment advisory and other personnel providing services to the Fund, and the historical quality of the services provided by the Adviser. The Directors met in an executive session during which they were advised by and had the opportunity to discuss with independent legal counsel the approval of the current Investment Advisory Agreement. During the discussion, they considered the capability of the Adviser and its experience managing other funds with similar structures and concluded the Adviser had experience and personnel sufficient to manage the Fund. They considered the comparative fees and expenses and concluded that the fees to be charged by the Adviser were reasonable. After having the opportunity to request and review such additional information as they deemed necessary and considering the foregoing, the Directors concluded that approval of the Investment Advisory Agreement was in the best interests of the Fund and its shareholders.

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith or gross negligence of its obligations to the Fund, the Adviser and any member, director, officer or employee of the Adviser, or any of their affiliates, will not be liable to the Fund for any error of judgment, mistake of law or any act or omission by such person in connection with the performance of services to the Fund. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund or the Adviser, or any member, director, officer or employee of the Adviser, and any of their affiliates, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Fund, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith or gross negligence of its obligations to the Fund.

The Adviser has a Special Advisory Account solely for the purpose of receiving the Performance Bonus with respect to Investors. The Adviser may withdraw any such amounts credited to its Special Advisory Account at any time through the last business day of the month following the date on which such amounts were credited to its Special Advisory Account.

VOTING

Each Investor will have the right to cast a number of votes based on the value of such Investor's respective capital account at any meeting of Investors called by the Directors or Investors holding at least a majority of the total number of votes eligible to be cast by all Investors. Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund. The interest of the Special Advisory Member is non-voting.

CONFLICTS OF INTEREST

The Adviser

The Adviser and its affiliates manage the assets of registered investment companies, private investment funds and individual accounts (collectively, "Adviser Clients"). The Fund has no interest in these activities. In addition, the Adviser, its affiliates, and any of their respective officers, directors, partners, members or employees, may invest for their own accounts in various investment opportunities, including in investment partnerships, private investment companies or other investment vehicles in which the Fund will have no interest.

The Adviser or its affiliates may determine that an investment opportunity in a particular investment vehicle is appropriate for a particular Adviser Client or for itself or its officers, directors, partners, members or employees, but not for the Fund. Situations may arise in which the Adviser, its affiliates or Adviser Clients have made investments which would have been suitable for investment by the Fund but, for various reasons, were not pursued by, or available to, the Fund. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, partners, members or employees may disadvantage the Fund in certain situations, if, among other reasons, the investment activities limit the Fund's ability to invest in an investment vehicle.

Investment decisions for the Fund are made independently from those of Adviser Clients. If, however, the Fund desires to invest in the same Investment Fund as an Adviser Client, the available investment will be allocated equitably. In some cases, these investments may be on terms different than, and sometimes more favorable than, an investment made on behalf of the Fund. In addition, this process may adversely affect the amount the Fund will be able to invest in the Investment Fund.

The officers or employees of the Adviser will be engaged in substantial activities other than on behalf of the Fund and may have conflicts of interest in allocating their time and activity among the Fund and Adviser Clients. The Adviser and its officers and employees will devote so much of their time to the affairs of the Fund as in their judgment is necessary and appropriate.

UBS Financial Services acts as the principal placement agent for the Fund, without special compensation from the Fund, and will bear its own costs associated with its activities as placement agent. The Adviser and this placement agent intend to compensate the placement agent's or its affiliates' financial advisors, as well as third-party securities dealers and other industry professionals, for their ongoing servicing of clients with whom they have placed interests in the Fund and such compensation will be based upon a formula that takes into account the amount of client assets being serviced as well as the investment results attributable to the clients' assets in the Fund. Additionally, these entities, at their discretion, may charge Investors placement fees based on the purchase price of Fund interests being purchased. See "FEES AND EXPENSES--Placement Fee" and "CAPITAL ACCOUNTS AND ALLOCATIONS--Performance Bonus."

UBS Financial Services or its affiliates may provide brokerage, placement, investment banking and other financial or advisory services from time to time to one or more accounts or entities managed by the Investment Managers or their affiliates, including the Investment Funds, and may receive compensation for providing these services. These relationships could preclude the Fund from engaging in certain transactions and could constrain the Fund's investment flexibility. (All Investment Funds and other accounts managed by the Investment Managers or their affiliates, excluding the Fund, are referred to collectively as the "Investment Manager Accounts.")

The Adviser, its affiliates or Adviser Clients may have an interest in an account or investment vehicle managed by, or enter into relationships with, an Investment Manager or its affiliates on terms different, and potentially more favorable, than an interest in the Fund. In addition, the Investment Managers may receive research products and services in connection with the brokerage services that the Adviser and its affiliates may provide from time to time to one or more Investment Manager Accounts or to the Fund.

Pertaining to Subadvisers

To the extent Subadvisers are engaged to manage the Fund's assets, the following potential conflicts of interest may be relevant:

Participation in Investment Opportunities. Each Subadviser expects to employ an investment program for its Investment Fund that is substantially similar to the investment program that will be employed by the Subadviser for its Investment Manager Accounts. Accordingly, as a general matter, the Subadviser will consider participation by the Fund in all appropriate investment opportunities that are under consideration for investment by the Subadviser for its Investment Manager Accounts. There may be, however, circumstances under which a Subadviser will cause its Investment Manager Accounts to commit a larger percentage of their respective assets to an investment opportunity than to which the Subadviser will commit the Fund's assets. There also may be circumstances under which a Subadviser will consider participation by its Investment Manager Accounts in investment opportunities in which the Subadviser does not intend to invest on behalf of the Fund, or vice versa.

Each Subadviser is expected to evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for its respective Investment Fund or Investment Manager Account at a particular time, including, but not limited to, the following: (1) the nature of the investment opportunity taken in the context of the other investments at the time; (2) the liquidity of the investment relative to the needs of the particular entity or account; (3) the availability of the opportunity (i.e., size of obtainable position); (4) the transaction costs involved; and (5) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the Investment Fund and relevant Investment Manager Accounts in the context of any particular investment opportunity, the investment activities of the Investment Fund and Investment Manager Accounts may differ considerably from time to time. In addition, the fees and expenses of the Investment Fund will differ from those of the Investment Manager Accounts and the Fund. Accordingly, prospective Investors should note that the future performance of the Subadviser and the Investment Manager Accounts will vary.

When a Subadviser determines that it would be appropriate for its respective Investment Fund and one or more of its Investment Manager Accounts to participate in an investment opportunity at the same time, the Subadviser will attempt to aggregate, place and allocate orders on a basis that it believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that each Investment Fund participate, or participate to the same extent as the Investment Manager Accounts, in all trades. However, no participating entity or account will receive preferential treatment over any other and the Subadviser will take steps to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders.

Situations may occur, however, where the Fund could be disadvantaged because of the investment activities conducted by the Subadvisers for the Investment Manager Accounts. These situations may be based on, among other things: (1) legal restrictions on the combined size of positions that may be taken for the Investment Funds and the Investment Manager Accounts, thereby limiting the size of the Fund's position; (2) the difficulty of liquidating an investment for the Investment Funds and the Investment Manager Accounts where the market cannot absorb the sale of the combined positions; and (3) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. In particular, each Subadviser may be legally restricted from entering into a "joint transaction" (as defined in the 1940 Act) with its Investment Fund or Investment Manager Accounts with respect to the securities of an issuer without first obtaining exemptive relief from the SEC. See "--Other Matters."

Each Investment Manager, whether or not it is acting as a Subadviser, and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Investment Manager that are the same, different or made at a different time than positions taken for the Fund.

Other Matters. Except in accordance with applicable law, no Subadviser is permitted to buy securities or other property from, or sell securities or other property to, its respective Investment Fund. However, the Investment Fund may effect certain principal transactions in securities with one or more Investment Manager Accounts, except for accounts in which the Subadviser or any affiliate thereof serves as a general partner or in which it has a financial interest, other than an interest that results solely from the Subadviser's appointment as an investment adviser to the account. These transactions would be made in circumstances where the Subadviser has determined it would be appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and an Investment Manager Account to purchase, the same security or instrument on the same day. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing may give rise to additional conflicts of interest.

The Fund, the Adviser and UBS Financial Services each have adopted, and any new Subadviser will adopt, a code of ethics under Rule 17j-1 of the 1940 Act that permits its personnel, subject to the codes, to invest in securities, including securities that may be purchased or held by the Fund. These codes of ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. These codes are available on the EDGAR database on the SEC's Internet site at http://www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102.

BROKERAGE

Each Investment Manager is directly responsible for the execution of its portfolio investment transactions and the allocation of brokerage. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups. An Investment Manager may not pay the lowest available commissions or mark-ups or mark-downs on securities transactions.

To the extent Subadvisers are engaged to manage the Fund's assets, the following paragraphs will be relevant:

In executing transactions on behalf of its Investment Fund, each Subadviser will seek to obtain the best execution for the transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm, and in the case of transactions effected by the Subadviser with unaffiliated brokers, the firm's risk in positioning a block of securities. Although each Subadviser generally will seek reasonably competitive commission rates, a Subadviser will not necessarily pay the lowest commission available on each transaction. The Subadvisers will have no obligation to deal with any broker or group of brokers in executing transactions in portfolio securities.

Following the principle of seeking best execution, a Subadviser may place brokerage business on behalf of the Fund with brokers that provide the Subadviser and its affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Subadviser are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Subadviser or its affiliates in providing services to clients other than the Investment Fund. In addition, not all of the supplemental information is used by the Subadviser in connection with the Investment Fund. Conversely, the information provided to the Subadviser by brokers and dealers through which other clients of the Subadviser and its affiliates effect securities transactions may be useful to the Subadviser in providing services to the Investment Fund.

Each Subadviser may execute portfolio brokerage transactions through its affiliates and affiliates of the Adviser, in each case subject to compliance with the 1940 Act.

FEES AND EXPENSES

The Administrator provides certain administrative services to the Fund, including, among other things, providing office space and other support services to the Fund. In consideration for these services, the Fund will pay the Administrator a fee generally on a monthly basis at the annual rate of 1% of the Fund's net assets for the month, excluding assets, if any, attributable to the Adviser's capital account, the Administrator's capital account and the Special Advisory Account (the "Fee"). Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of interests. The Fee will be computed as of the start of business on the first business day of the period to which the Fee relates, after adjustment for any capital contributions effective on such date, and will be payable in arrears. The Fee will be charged in each period to the capital accounts of all Investors in proportion to their capital accounts at the beginning of such period.

PFPC performs certain administration, accounting and investor services for the Fund and other investment funds sponsored or advised by UBS Americas or its affiliates. In consideration for these services, the Fund and such other funds will pay PFPC an annual fee based on: (i) the average net assets of the Fund, subject to a minimum monthly fee, and (ii) the aggregate net assets of such other funds, subject to a minimum monthly fee, and will reimburse PFPC for out-of-pocket expenses.

In addition, the capital accounts of Investors may be subject to a Performance Bonus depending upon the investment performance of the Fund. See "CAPITAL ACCOUNTS AND ALLOCATIONS--Performance Bonus."

The Fund will bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser. Expenses to be borne by the Fund include:

•	all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums, taxes withheld on foreign dividends, and expenses from investments in Investment Funds;

•	all costs and expenses associated with the organization, operation and registration of the Fund, offering costs and the costs of compliance with any applicable Federal or state laws;

•	the costs and expenses of holding meetings of the Board and any meetings of Investors that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, the 1940 Act or other applicable law;

•	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

•	the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser, the Administrator or the Directors;

•	all costs and expenses associated with the organization of Investment Funds managed by Subadvisers, if any, and with the selection of Investment Managers and Investment Funds, including due diligence and travel-related expenses;

•	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors;

•	all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

•	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

•	fees of custodians and other persons providing administrative services to the Fund; and

•	such other types of expenses as may be approved from time to time by the Board.

The Adviser and the Administrator will be reimbursed by the Fund for any of the above expenses that it pays on behalf of the Fund.

The Investment Funds will bear all expenses incurred in the business of the Investment Funds, which are similar to those expenses incurred by the Fund in the business of the Fund. The Investment Managers generally will charge an asset-based fee to and receive performance-based allocations from the Investment Funds, which effectively will reduce total distributions from the Investment Funds to the Fund.

Placement Fee

In connection with initial and additional purchases of Fund interests, Investors purchasing interests in the Fund may be charged a placement fee of up to 2% of the Investor's capital contribution. The placement fee will be added to the purchase price, will not constitute assets of the Fund and will not be included in an Investor's capital account. See "APPLICATION FOR INTERESTS--Application Terms."

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund will maintain a separate capital account for each Investor, which will have an opening balance equal to such Investor's initial contribution to the capital of the Fund. Each Investor's capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by such Investor to the capital of the Fund, plus any amounts credited to such Investor's capital account as described below. Similarly, each Investor's capital account will be reduced by the sum of the amount of any repurchase by the Fund of the interest or portion of the interest of such Investor, plus the amount of any distributions to such Investor which are not reinvested, plus any amounts debited against such Investor's capital account as described below. To the extent that any debit would reduce the balance of the capital account of any Investor below zero, that portion of any such debit will instead be allocated to the capital account of the Adviser; any subsequent credits that would otherwise be allocable to the capital account of any such Investor will instead be allocated to the capital account of the Adviser in such amounts as are necessary to offset all previous debits attributable to such Investor.

Capital accounts of Investors are adjusted as of the close of business on the last day of each fiscal period. Fiscal periods begin on the day after the last day of the preceding fiscal period and end at the close of business on the first to occur of (1) the last day of the fiscal year of the Fund, (2) the day preceding the date as of which a contribution to the capital of the Fund is made, (3) the last day of a Measurement Period; or (4) the day as of which any amount is credited to or debited from the capital account of any Investor other than an amount to be credited to or debited from the capital accounts of all Investors in accordance with their respective Fund percentages. A Fund percentage will be determined for each Investor as of the start of each fiscal period by dividing the balance of such Investor's capital account as of the commencement of such period by the sum of the balances of all capital accounts of all Investors as of such date.

The Fund will maintain a Special Advisory Account for the Adviser solely for the purpose of receiving the Performance Bonus.

Allocation of Net Profits and Net Losses

Net profits or net losses of the Fund for each fiscal period will be allocated among and credited to or debited against the capital accounts of all Investors as of the last day of each fiscal period in accordance with Investors' respective Fund percentages for such fiscal period. Net profits or net losses will be measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during a fiscal period, before giving effect to any repurchases by the Fund of interests or portions of interests, and adjusted to exclude the amount of any "key man" insurance premiums or proceeds to be allocated among the capital accounts of the Investors and any items to be allocated among the capital accounts of the Investors other than in accordance with the Investors' respective Fund percentages.

Allocations for Federal income tax purposes generally will be made among the Investors so as to reflect equitably amounts credited or debited to each Investor's capital account for the current and prior fiscal years.

Performance Bonus

Investors will be subject to a performance bonus (the "Performance Bonus") in connection with purchases of interests in the Fund. The Performance Bonus will be charged to the capital account of each Investor as of the last day of a Measurement Period, as long as the Adviser acted as such on the first day of the Measurement Period. The Performance Bonus is an amount equal to 1% of the balance of the Investor's capital account at the end of the Measurement Period. The Performance Bonus will be calculated separately with respect to each Investor and will be made only if, at the end of a Measurement Period, the net profits allocated to the Investor for the Measurement Period exceed the Threshold Return. The "Threshold Return" is the amount that an Investor would have earned for a Measurement Period if it had received an annualized rate of return of 20% on its opening capital account balance (appropriately adjusted for contributions, distributions and withdrawals) for such period. The Threshold Return is not cumulative from year to year or Measurement Period to Measurement Period. If the Adviser is entitled to a Performance Bonus with respect to an Investor for a Measurement Period of less than 12 months, the Performance Bonus for that Measurement Period will be that portion of 1% of the Investor's Capital Account at the end of the period which the actual rate of return (non-annualized) earned by the Investor for such period bears to 20%. In addition, the Performance Bonus for a Measurement Period will be reduced by an amount necessary so that the amount of an Investor's actual return for the Measurement Period (after being reduced by the applicable Performance Bonus) is at least equal to the amount of the Investor's Threshold Return for the Measurement Period. In no event will the Performance Bonus for a Measurement Period exceed 1% of the balance of the Investor's capital account at the end of the Measurement Period. The Performance Bonus will be credited to the Special Advisory Account of the Adviser.

A Measurement Period as to each Investor is a period commencing on the admission of such Investor to the Fund and, thereafter, each period commencing as of the day following the last day of the preceding measurement period with respect to the Investor, and ending at the close of business on the first to occur of (1) December 31st of each year, (2) the day as of which the Fund repurchases any interest or portion of an interest of such Investor, (3) the day preceding the day on which the Fund admits as a substitute Investor a person to whom the interest or portion of the interest of such Investor has been transferred, (4) the day as of which the status of the Adviser as the Special Advisory Member is terminated. Each Investor that becomes an investor in the Fund as a result of the merger of PW Technology LP with the Fund shall be deemed to have been admitted to the Fund as of the date of such Investor's admission as a partner of PW Technology LP.

After the close of each Measurement Period with respect to each Investor, and subject to certain limitations, the Adviser may withdraw up to 100% of the Performance Bonus, computed on the basis of unaudited data, that was credited to the Special Advisory Account and debited from the Investor's capital account with respect to such Measurement Period. The Fund will pay any balance, subject to audit adjustments, within 30 days after the completion of the audit of the Fund's books.

The Adviser may rebate, out of its own resources, the Performance Bonus to Investors who are employees or directors of the Adviser and its affiliates, and members of their immediate families and certain other Investors, in each case who previously had been advised by representatives of UBS Financial Services, Inc. that they would not be subject to a Performance Bonus. The receipt of a rebate would be taxable to the Investor, but represents gain at the Fund level that otherwise would be taxable to the Investor at some point.

During the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, the aggregate Performance Bonus paid to the Adviser was $166,171, $0 and $0, respectively.

ALLOCATION OF SPECIAL ITEMS--CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

Withholding taxes or other tax obligations incurred by the Fund which are attributable to any Investor will be debited against the capital account of such Investor as of the close of the fiscal period during which the Fund paid such obligation, and any amounts then or thereafter distributable to such Investor will be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, the Investor and any successor to the Investor's interest is required to pay to the Fund, upon demand of the Fund, the amount of such excess.

Reserves

Appropriate reserves may be created, accrued and charged against net assets for contingent liabilities as of the date any such contingent liabilities become known to the Adviser or the Board. Reserves will be in such amounts, subject to increase or reduction, which the Board or the Adviser may deem necessary or appropriate. The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Investors at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such Investors, the amount of such reserve, increase, or decrease shall instead be charged or credited to those investors who, as determined by the Board, were Investors at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

Net Asset Valuation

Net asset value of the Fund will be determined by or at the direction of the Adviser as of the close of business at the end of any fiscal period in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Directors.

The Board has approved procedures pursuant to which the Fund will value its investments in Investment Funds at fair value. In accordance with these procedures, fair value as of each fiscal period ordinarily will be the value determined as of such period for each Investment Fund in accordance with the Investment Fund's valuation policies and reported at the time of the Fund's valuation. As a general matter, the fair value of the Fund's interest in an Investment Fund will represent the amount that the Fund could reasonably expect to receive from an Investment Fund if the Fund's interest were redeemed at the time of valuation, based on information available at the time the valuation is made and that the Fund believes to be reliable. In the event that an Investment Fund does not report a value to the Fund on a timely basis at the end of a fiscal period, the Fund would determine the fair value of such Investment Fund based on the most recent value reported by the Investment Fund, as well any other relevant information available at the time the Fund values its portfolio.

Before investing in any Investment Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Investment Fund, which as a general matter will utilize market values when available, and otherwise utilize principles of fair value that the Adviser reasonably believes to be consistent with those used by the Fund for valuing its own investments. Although the procedures approved by the Board provide that the Adviser will review the valuations provided by the Investment Managers, neither the Adviser nor the Board will be able to confirm independently the accuracy of valuations provided by such Investment Managers (which are unaudited, except for year-end valuations).

The Fund's valuation procedures require the Adviser to consider all relevant information available at the time the Fund values its portfolio. The Adviser and/or the Board will consider such information, and may conclude in certain circumstances that the information provided by the Investment Manager does not represent the fair value of the Fund's interests in the Investment Fund. Although redemptions of interests in Investment Funds are subject to advance notice requirements, Investment Funds typically will make available net asset value information to holders which will represent the price at which, even in the absence of redemption activity, the Investment Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Investment Fund's governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, in the absence of specific transaction activity in interests in a particular Investment Fund, the Fund would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. Any such decision would be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the Investment Managers, upon which the Fund calculates its net asset value, may be subject to later adjustment, based on information available at that time. For example, fiscal year-end net asset value calculations of the Investment Funds are audited by those Investment Funds' independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time.

To the extent Subadvisers are engaged to manage the Fund's assets, the Fund will value portfolio securities of the Investments Funds managed by the Subadvisers as described below:

Domestic exchange traded securities and securities included in the Nasdaq National Market System will be valued at their last composite sale prices as reported on the exchanges where such securities are traded. If no sales of such securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by such exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where such securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices, in the case of securities held long, or ask prices, in the case of securities held short, as reported by such exchange. Listed options or futures contracts will be valued using last sales prices as reported by the exchange with the highest reported daily volume for such options or futures contracts or, in the absence of any sales on a particular day, at their bid prices as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices, or ask prices in the case of securities held short, as obtained from one or more dealers making markets for such securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Directors.

Debt securities will be valued in accordance with the procedures described above, which with respect to such securities may include the use of valuations furnished by a pricing service which employs a matrix to determine valuations for normal institutional size trading units. The Directors will supervise the periodic monitoring by the Adviser of the process for determining valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuation is determined by the Directors to represent fair value.

All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of such securities are determined, before the close of securities markets in the U.S. Foreign exchange rates also are determined before such close. On occasion, the values of securities and exchange rates may be affected by significant events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the net asset value of the Fund is determined. When such significant events materially affect the values of securities held by the Fund or its liabilities, these securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Directors.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund's net assets if the Directors' judgments regarding appropriate valuations should be proven incorrect.

APPLICATION FOR INTERESTS

Application Terms

Both initial and additional applications for interests in the Fund may be accepted from eligible investors (as described below) at such times as the Adviser may determine on the terms set forth below. The Fund may, in its discretion, suspend the offering of interests at any time or permit applications on a more frequent basis. The Fund reserves the right to reject any application for interests in the Fund. Initial applications and additional capital contributions generally will be accepted monthly. Generally, the minimum required initial contribution to the capital of the Fund from each investor is $250,000, which minimum may be waived. For employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families, the minimum required initial contribution to the capital of the Fund is $25,000. If you want to purchase less than $250,000 in interests, you should speak to your financial advisor. Financial advisors may receive a reduced sales credit for selling interests substantially below this stated minimum initial contribution. The Fund may vary the investment minimums from time to time. Investors may be charged a placement fee. See "FEES AND EXPENSES--Placement Fee." The Fund will not accept subscriptions from charitable remainder trusts. See "TAX ASPECTS--Unrelated Business Taxable Income."

Except as otherwise permitted by the Fund, initial and any additional contributions to the capital of the Fund by any Investor will be payable in cash, and all contributions must be transmitted by such time and in such manner as is specified in the application of the Fund. Initial and any additional contributions to the capital of the Fund will be payable in one installment and will be due before the proposed acceptance of the contribution, although the Fund may accept, in its discretion, an application before its receipt of cleared funds.

Each Investor will be obligated to agree to be bound by all of the terms of the LLC Agreement. Each potential Investor also will be obligated to represent and warrant in the application, among other things, that such Investor is purchasing an interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of such interest.

If and when the Fund determines to accept securities as a contribution to the capital of the Fund, the Fund may charge each Investor making such contribution an amount determined by the Directors and not exceeding 2% of the value of such contribution in order to reimburse the Fund for any costs it incurs in liquidating and accepting such securities. Any such charge will be due and payable by the contributing Investor in full at the time the contribution to the capital of the Fund to which such charge relates is due.

Eligible Investors

Each prospective Investor will be required to certify that the interest being purchased is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and that such Investor, as well as each of the Investor's equity owners under certain circumstances, (i) immediately after the time of purchase, has at least $750,000 under the discretionary investment management of UBS Americas and its affiliates or subsidiaries, (ii) at the time of purchase, has a net worth of more than $1.5 million, or (iii) at the time of purchase, is a "qualified purchaser" as defined in Section 2(a)(51)(A) of the 1940 Act (a "Qualified Purchaser"). Existing Investors who purchase additional interests in the Fund and transferees of interests in the Fund may be required to represent that they meet the foregoing eligibility criterion at the time of the additional purchase. The relevant Investor qualifications will be set forth in an application to be provided to prospective Investors, which must be completed by each prospective Investor.

REDEMPTIONS, REPURCHASES OF INTERESTS AND TRANSFERS

No Right of Redemption

No Investor or other person holding an interest or a portion of an interest will have the right to require the Fund to redeem the interest or portion thereof. No public market exists for interests in the Fund, and none is expected to develop. Consequently, Investors may not be able to liquidate their investment other than as a result of repurchases of interests by the Fund, as described below.

Repurchases of Interests

The Fund from time to time may offer to repurchase interests pursuant to written tenders by Investors. These repurchases will be made at such times and on such terms as may be determined by the Board, in its complete and exclusive discretion. In determining whether the Fund should repurchase interests or portions thereof from Investors pursuant to written tenders, the Board will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase interests from Investors twice each year, near mid-year and year-end. The Directors also will consider the following factors, among others, in making such determination:

•	whether any Investors have requested to tender interests or portions thereof to the Fund;

•	the liquidity of the Fund's assets;

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale with respect to the size of the Fund;

•	the history of the Fund in repurchasing interests or portions thereof;

•	the condition of the securities markets; and

•	the anticipated tax consequences of any proposed repurchases of interests or portions thereof.

The Board will determine that the Fund repurchase interests or portions thereof from Investors pursuant to written tenders only on terms they determine to be fair to the Fund and to all Investors or persons holding interests acquired from Investors as applicable. When the Board determines that the Fund will repurchase interests in the Fund or portions thereof, notice will be provided to each Investor describing the terms thereof, and containing information Investors should consider in deciding whether and how to participate in such repurchase opportunity. Investors who are deciding whether to tender their interests or portions thereof during the period that a repurchase offer is open may ascertain an estimated net asset value of their interest in the Fund from the Adviser during such period.

The LLC Agreement provides that the Fund shall be dissolved if the interest of any Investor that has submitted a written request to tender its entire interest for repurchase by the Fund has not been repurchased within a period of two years of such request.

Repurchases of interests or portions thereof from Investors by the Fund may be made, in the discretion of the Board, in part or in whole for cash or for securities of equivalent value and will be effective after receipt by the Fund of all eligible written tenders of interests or portions thereof from Investors. The amount due to any Investor whose interest or portion thereof is repurchased will be equal to the value of the Investor's capital account or portion thereof based on the estimated net asset value of the Fund's assets as of the effective date of repurchase, after giving effect to all allocations to be made to the Investor's capital account (including the Performance Bonus, as the case may be) as of such date. Payment of the purchase price pursuant to a tender of interests will consist of, first, cash and/or securities valued at net asset value in accordance with the LLC Agreement and distributed to tendering Investors on an equivalent basis, in an aggregate amount equal to at least 95% of the estimated unaudited net asset value of the interests tendered, determined as of the expiration date of the tender offer (the "expiration date"). Payment of such amount will be made promptly after the expiration date (the "cash payment"). Generally, payment pursuant to such a tender also will consist of a promissory note that, without approval by the Board, will bear no interest and is not transferable (the "note") entitling the holder thereof to a contingent payment equal to the excess, if any, of (a) the net asset value of the interests tendered as of the expiration date over (b) the cash payment. The note would be delivered to the tendering Investor promptly after the expiration date and would be payable promptly after the end of each year. The Fund does not impose any charges on a repurchase of interests or portion of interests in the Fund, although it may allocate to tendering Investors withdrawal or similar charges imposed by Investment Funds that are not advised by a Subadviser if the Adviser determined to withdraw from the Investment Fund as a result of a tender and such a charge was imposed on the Fund.

The Fund intends to maintain daily a segregated account containing permissible liquid assets in an amount equal to the aggregate amount of the notes. Payment for repurchased interests may require the Fund to liquidate portfolio holdings earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund's portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover, and instead of liquidating portfolio holdings, may borrow money to finance repurchases of interests.

The Fund may repurchase an interest in the Fund or portion of an interest of an Investor or any person acquiring an interest or portion thereof from or through an Investor if:

•	such an interest or portion thereof has been transferred or such an interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an Investor;

•	ownership of such an interest by an Investor or other person will cause the Fund to be in violation of, or require registration of any interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•	continued ownership of such an interest may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Investors to an undue risk of adverse tax or other fiscal consequences;

•	any of the representations and warranties made by an Investor in connection with the acquisition of an interest in the Fund or portion thereof was not true when made or has ceased to be true; or

•	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an interest or portion thereof.

The Adviser may tender for repurchase in connection with any repurchase offer made by the Fund any Interest that it holds in its capacity as an investor. The Adviser also is entitled to withdraw its interests from its Special Advisory Account at the times described under "CAPITAL ACCOUNTS AND ALLOCATIONS--Performance Bonus."

Transfers of Interests

No person may become a substituted Investor without the written consent of the Adviser, which consent may be withheld for any reason in its sole and absolute discretion. Investor interests may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances. Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to investor eligibility and suitability, including the requirement that any Investor, or Investor's equity owners in certain circumstances, (i) immediately after the time of purchase, has at least $750,000 under the discretionary investment management of UBS Americas and its affiliates or subsidiaries, (ii) at the time of purchase, has a net worth of more than $1.5 million, or (iii) at the time of purchase, is a Qualified Purchaser, and must be accompanied by a properly completed application.

Any transferee meeting the eligibility requirements that acquires an interest or portion thereof in the Fund by operation of law as the result of the death, dissolution, bankruptcy or incompetency of an Investor or otherwise, will be entitled to the allocations and distributions allocable to the interest so acquired and to transfer such interest in accordance with the terms of the LLC Agreement, but will not be entitled to the other rights of an Investor unless and until such transferee becomes a substituted Investor as provided in the LLC Agreement. If an Investor transfers an interest or portion thereof with the approval of the Board, the Fund will promptly take all necessary actions to admit such transferee or successor to the Fund as an Investor. Each Investor and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer. If such a transferee does not meet the investor eligibility requirements, the Fund reserves the right to redeem its interest.

By purchasing an interest in the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Directors, the Administrator, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

The Adviser may not transfer its interest as the Special Advisory Member.

TAX ASPECTS

The following is a summary of certain aspects of the income taxation of the Fund and its Investors which should be considered by a prospective Investor. The Fund has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Fund, nor has it obtained an opinion of counsel with respect to any tax issues other than the characterization of the Fund as a partnership which is not a "publicly traded partnership" for Federal income tax purposes.

This summary of certain aspects of the Federal income tax treatment of the Fund is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change (possibly with retroactive effect). Except as otherwise noted below, this summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Fund. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor, to investors that acquire interests in the Fund other than for cash or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.

Each prospective Investor should consult with its own tax adviser in order fully to understand the Federal, state, local and foreign income tax consequences of an investment in the Fund.

In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of this Memorandum regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans. Each prospective tax-exempt Investor is urged to consult its own counsel regarding the acquisition of interests in the Fund.

Tax Treatment of Fund Operations

Classification of the Fund. The Fund has received an opinion of Stroock & Stroock & Lavan LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, the Fund will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market, or the substantial equivalent thereof. Interests in the Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market, or the substantial equivalent thereof. The Fund will not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Regulations if, as is anticipated, the Fund has more than 100 Investors.

The Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market, or the substantial equivalent thereof. Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Regulations. Counsel to the Fund has rendered its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704 and the text of the Regulations, interests in the Fund will not be readily tradable on a secondary market, or the substantial equivalent thereof, and, therefore, the Fund will not be treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes, as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise, the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund; distributions of such income, other than in certain redemptions of Fund interests, would be treated as dividend income when received by Investors to the extent of the Fund's current or accumulated earnings and profits; and Investors would not be entitled to report profits or losses realized by the Fund.

Unless otherwise indicated, references in the following discussion to the tax consequences of Fund investments, activities, income, gain and loss, include the direct investments, activities, income, gain and loss of the Fund, and those indirectly attributable to the Fund as a result of it being a member of an Investment Fund.

As an entity that is properly classified as a partnership, the Fund is not itself subject to Federal income tax. For income tax purposes, each Investor will be treated as a partner of the Fund and, as such, will be taxed upon its distributive share of each item of the Fund's income, gain, loss and deductions for each taxable year of the Fund ending with or within the Investor's taxable year. Each item will have the same character to an Investor, and will generally have the same source (either United States or foreign), as though the Investor realized the item directly. Investors must report these items regardless of the extent to which, or whether, the Fund or Investors receive cash distributions for such taxable year, and thus may incur income tax liabilities unrelated to any distributions to or from the Fund.

Allocation of Profits and Losses. Under the LLC Agreement, the Fund's net capital appreciation or net capital depreciation for each fiscal period is allocated among the Investors and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for Federal income tax purposes. The Fund may invest in Investment Funds that have taxable years that differ from the Fund's taxable year. This may result in a mismatching between the Fund's capital appreciation or depreciation for a fiscal period attributable to such Investment Funds, and the amount of taxable income or loss actually recognized by the Fund for such fiscal period attributable to such Investment Funds. This mismatch may cause entering or withdrawing Investors to be allocated more or less ordinary income or capital gain for income tax purposes than would be the case if such Investment Funds and the Fund had the same taxable year. The LLC Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes among the Investors pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Fund's net capital appreciation or net capital depreciation allocated to each Investor's capital account for the current and prior fiscal years.

Under the LLC Agreement, the Adviser has the discretion to allocate specially an amount of the Fund's capital gain and loss for Federal income tax purposes to the Special Advisory Member and to a withdrawing Investor, in either case, to the extent that the person's capital account exceeds or is less than its Federal income tax basis in its interest in the Fund. There can be no assurance that, if the Adviser makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Fund's gains allocable to the remaining Investors would be increased.

Tax Elections; Returns; Tax Audits. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests, including by reason of death, provided that a partnership election has been made pursuant to Section 754. Under the LLC Agreement, at the request of an Investor, the Adviser, in its sole discretion, may cause the Fund to make such an election. Any such election, once made, cannot be revoked without the Service's consent. The actual effect of any such election may depend on whether any Investment Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Adviser does not presently intend to make such election.

The Adviser decides how to report the Fund's tax items on the Fund's tax returns, and all Investors are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund's income and deductions generally is determined at the Fund level in a single proceeding rather than by individual audits of the Investors. The Adviser is designated as the Fund's "Tax Matters Partner" in the LLC Agreement. As such, it has considerable authority to make decisions affecting the tax treatment and procedural rights of all Investors. In addition, the Tax Matters Partner has the authority to bind certain Investors to settlement agreements and the right on behalf of all Investors to extend the statute of limitations relating to the Investors' tax liabilities with respect to the Fund's tax items.

Tax Consequences to a Withdrawing Investor

An Investor who tenders its entire interest to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Investor (consisting of the 95% cash payment and the principal payment under the note) and such Investor's adjusted tax basis in its interest in the Fund. Gain, if any, will be recognized by a tendering Investor only as and after the total proceeds received by such Investor exceed the Investor's adjusted tax basis in its interest. A loss, if any, may be recognized after the tendering Investor has received payment under the note. This capital gain or loss will be short-term or long-term depending upon the Investor's holding period for its interest in the Fund. Regulations provide that an Investor will have a divided (that is, fragmented) holding period for its interest if the Investor makes contributions to the Fund at different times. Under the Regulations, each time the Investor makes a contribution to the Fund, the Investor will have a new holding period for that portion of its interest determined by a fraction, the numerator of which is the amount of the contribution and the denominator of which is the Investor's capital account immediately after the contribution. If the Investor recognizes capital gain or loss in connection with a complete withdrawal from the Fund, the gain or loss is divided between long-term and short-term capital gain or loss in the same proportions as the holding period of the interest is divided between the portion of the interest held for more than one year and the portion of the interest held for one year or less. However, a withdrawing Investor will recognize ordinary income to the extent such Investor's allocable share of the Fund's "unrealized receivables" exceeds the Investor's basis in such unrealized receivables, as determined pursuant to the Regulations. For these purposes, accrued but untaxed market discount, if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the withdrawing Investor. An Investor receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Investor's adjusted tax basis in its interest in the Fund.

As discussed above, the LLC Agreement provides that the Adviser may specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Investor to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Fund interest. Such a special allocation may result in the withdrawing Investor recognizing capital gain, which may include short-term gain, in the Investor's last taxable year in the Fund, thereby reducing the amount of long-term capital gain recognized during the taxable year in which it receives its liquidating distribution upon withdrawal.

Distribution of Property

A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C)(iii). The Fund will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if an Investor is an "eligible partner", which term should include an Investor whose contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments

In General. The Fund intends in its own right directly or through the Investment Funds to act as a trader or investor or both, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income and certain other transactions described below, the Fund expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. See "Currency Fluctuations--'Section 988' Gains or Losses" below and certain other transactions described below. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position is maintained and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to constructive sales, to so-called "straddle" and "wash sale" transactions and to "Section 1256 Contracts" may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as long-term or short-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses.

Under recently enacted legislation, the maximum ordinary income tax rate for individuals is 35% for calendar year 2003 and thereafter. However, this legislation incorporates by reference a "sunset" provision that will result in the top rate being restored to 39.6% in calendar year 2011. Under this legislation, however, certain dividend income recognized in taxable years beginning after December 31, 2002 and before January 1, 2009 will be taxable at a preferential maximum rate of 15%.

The maximum individual income tax rate for long-term capital gains is generally 15% for gains recognized on or after May 6, 2003 and before January 1, 2009 (and 20% for gains recognized in other periods), unless the taxpayer elects to be taxed at ordinary rates. In any case the actual rate imposed on income and gains may be higher due to the phase out of certain tax deductions and exemptions. See "Limitation on Deductibility of Interest and Short Sale Expenses" below. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. Capital losses of an individual taxpayer generally may not be carried back but may be carried forward indefinitely. For corporate taxpayers, the maximum income tax rate is generally 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years, subject to certain limitations, and carried forward five years.

The Fund may realize ordinary income from accruals of interest and dividends on securities. The Fund through the Investment Funds may hold debt obligations with "original issue discount." In such case, the Fund would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Fund through the Investment Funds also may acquire debt obligations with "market discount." Upon disposition of such an obligation, the Fund generally would be required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held. The Fund may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving derivative instruments, such as swap transactions, also may constitute ordinary income or loss. In addition, periodic amounts payable by the Investment Funds in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Investor, may be subject to restrictions on their deductibility. See "Deductibility of Fund Investment Expenditures by Noncorporate Investors" below. Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.2

2	Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property, whether or not actively traded, and entering into a contract to sell such property, or substantially identical property, at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in the Regulations.

Currency Fluctuations--"Section 988" Gains or Losses. The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses on the acquisition and disposition of foreign currency (e.g., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the taxpayer accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the taxpayer actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

As indicated above, the Fund through the Investment Funds may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. See "TYPES OF INVESTMENTS AND RELATED RISK FACTORS--Foreign Currency Transactions." Generally, foreign currency regulated future contracts and option contracts that qualify as "Section 1256 Contracts" (see "Section 1256 Contracts" below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Fund acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Fund with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Fund and is not a part of a straddle transaction and (ii) the Fund makes an election (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Section 1256 Contracts. In the case of "Section 1256 Contracts," the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. Under these rules, Section 1256 Contracts, which include certain regulated futures contracts, certain foreign currency forward contracts and certain options contracts, held at the end of each taxable year are treated for Federal income tax purposes as if they were sold by the holder for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales, known as "marking to market," together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the holder in computing its taxable income for such year. If a Section 1256 Contract held at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. See "Currency Fluctuations--'Section 988' Gains or Losses." If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on "Section 1256 Contracts" may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on "Section 1256 Contracts."

Mixed Straddle Election. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Fund (and any Investment Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Fund will be accepted by the Service.

Short Sales. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the taxpayer's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date of the short sale, special rules would generally treat the gains on short sales as short-term capital gains. Moreover, a loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the taxpayer for more than one year. These rules may also terminate the running of the holding period of "substantially identical property" held by the taxpayer.

Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Fund holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Fund generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Fund holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Fund generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Constructive Ownership Transactions. The Fund may indirectly gain exposure to Investment Funds and other "pass-thru" investment vehicles through the use of certain derivatives (including long positions in a notional principal contract, forward or futures contracts, the simultaneous holding of a call option and granting of a put option with substantially equal strike prices and maturity dates, and other similar derivatives that may be prescribed under future Treasury Regulations). If the Fund enters into a derivative transaction of this kind, any long-term capital gain from the derivative will be recharacterized as ordinary income to the extent the gain exceeds the long-term capital gain the Fund would have realized had it held the relevant Investment Fund or pass-thru investment vehicle directly. Further, the portion of the gain which is recharacterized as ordinary income will be treated as having accrued over the term of the relevant derivative such than an Investor in the Fund, for a taxable year that such a derivative transaction is outstanding, may incur an interest charge with respect to any underpayment of tax that would have resulted had the ordinary income been included on the Investor's tax return for such year.

Effect of Straddle Rules on Investors' Securities Positions. The Service may treat certain positions in securities held, directly or indirectly, by an Investor and its indirect interest in similar securities held by the Fund as "straddles" for Federal income tax purposes. The application of the "straddle" rules in such a case could affect an Investor's holding period for the securities involved and may defer the recognition of losses with respect to such securities.3

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3	The Fund will not generally be in a position to furnish to Investors information regarding the securities positions of its Investment Funds which would permit an Investor to determine whether its transactions in securities, which are also held by such Investment Funds, should be treated as offsetting positions for purposes of the straddle rules.

Lending Portfolio Securities. If the Fund, through an Investment Fund (the "Lender"), lends securities from its portfolio to brokers, dealers and other financial institutions, the Fund will not recognize gain or loss, either when the securities are transferred to the borrower or when they are returned to the Lender, provided that, under the terms of the lending agreement (i) the borrower is required to return securities identical to the securities loaned and make payments to the Lender of amounts equivalent to all interest, dividends, and other distributions ("substitute payments") which the Lender, as owner of the securities, is entitled to received during the term of the lending transaction, and (ii) the Lender's risk of loss or opportunity for gain with respect to the loaned securities is not reduced. Proposed Treasury regulations would require that the lending agreement be in writing and that the agreement be terminable by the Lender upon notice of not more than five business days.

The substitute payments received by the Lender are sourced (either U.S. source or foreign source) by reference to the source of the payments (dividend or interest) they replace. Substitute interest or dividend payments generally have the same character as interest or dividend income, respectively, for purposes of determining the tax liability of and withholding of taxes with respect to a foreign person and the application of income tax treaties. Proposed Treasury regulations indicate that for other purposes the substitute payments shall be treated as a fee for the temporary use of property, and not as interest or dividend income. Accordingly, for other purposes, including the dividends received deduction, the application of preferential rates applicable to certain dividends and the foreign tax credit provisions, the substitute payments may not be treated as interest and dividends. Nevertheless, any substitute payments made to the Lender enjoy the same general exemption from unrelated business taxable income as the interest and dividends they replace so long as the lending agreement contains certain provisions, including reasonable procedures to implement the borrower's obligation to furnish the Lender with collateral that at all times has a value at least equal to the value of the loaned securities.

Limitation on Deductibility of Interest and Short Sale Expenses. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain and any dividend income eligible for taxation at the preferential rates generally applicable to long-term capital gain are excluded from net investment income unless the taxpayer elects to pay tax on such amounts at ordinary non-preferential income tax rates.

For purposes of this provision, the Fund's activities will be treated as giving rise to investment income for an Investor, and the investment interest limitation would apply to a noncorporate Investor's share of the interest and short sale expenses attributable to the Fund's operation. In such case, a noncorporate Investor would be denied a deduction for all or part of that portion of its distributive share of the Fund's ordinary losses attributable to interest and short sale expenses unless it had sufficient investment income from all sources including the Fund. An Investor that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Investor on money borrowed to finance its investment in the Fund. Potential Investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

Deductibility of Fund Investment Expenditures by Noncorporate Investors. Investment expenses (e.g., investment advisory fees) of an individual, trust or estate are deductible only to the extent that such expenses exceed 2% of adjusted gross income.4 Further, in the case of an Investor that is a partnership having 100 or more partners and which has elected to be treated as an "electing large partnership," 70% of such deductions will be disallowed, although the remaining deductions generally will be allowed at the partnership level and will not be subject to the 2% floor that would otherwise be applicable to individual Investors. In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount, for 2003, $139,500 or $69,750 for a married person filing a separate return, to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses, along with certain other itemized deductions, exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year.5 Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

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4	However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. There is a disagreement among various federal Courts of Appeal on the question of whether the investment advisory fees incurred by a trust are exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility. Investors that are trusts or estates should consult their tax advisers as to the applicability of these cases to the investment expenses that are allocated to them.

5	Under legislation enacted in 2001, the limitation on itemized deductions just described will be reduced starting in calendar year 2006 and will be completely eliminated in 2010. However, this legislation contains a "sunset" provision that will result in this limitation on itemized deductions being fully restored in 2011.

Pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate Investor's share of the expenses of the Fund to the extent that such expenses are allocable to an Investment Fund that is considered to be in a trade or business within the meaning of the Code. These limitations will apply, however, to a noncorporate Investor's share of the investment expenses of the Fund to the extent that such expenses are allocable to an Investment Fund that is not considered to be in a trade or business within the meaning of the Code. Although the Fund intends to treat the trade or business related expenses as not being subject to the foregoing limitations on deductibility, there can be no assurance that the Service will not treat such items as investment expenses which are subject to the limitations.

The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Investors should consult their tax advisers with respect to the application of these limitations.

No deduction is allowed for placement fees paid by an Investor to acquire an interest in the Fund; instead, any such fees will be included in the Investor's adjusted tax basis for its interest in the Fund.

Application of Rules for Income and Losses from Passive Activities. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Fund's securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against an Investor's share of income and gain from the Fund. Income or loss attributable to investments in partnerships engaged in a trade or business may constitute passive activity income or loss.

"Phantom Income" from Certain Foreign Equity Investments. Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F," "passive foreign investment company" ("PFIC") and "foreign personal holding company" provisions), investments, if any, by the Fund through the Investment Funds in certain foreign corporations may cause an Investor to (i) recognize taxable income prior to the Fund's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred, or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as capital gain. It should be noted that dividends paid by a PFIC, a foreign personal holding company or a foreign investment company are not eligible for taxation at preferential rates that apply to certain dividends from domestic corporations and certain other foreign corporations.

For example, if the Fund invests directly or through an Investment Fund in a foreign corporation that is a PFIC (generally, a corporation for which either (i) 75% of its gross income is passive income, as that term is defined in the Code, or (ii) 50% or more of its assets, generally determined by average fair market value, produce or are held for the production of passive income), certain excess distributions with respect to, and gain upon the disposition of, the shares in the PFIC generally will be ratably allocated over the holding period for the shares in the PFIC. The amount allocated to the year of the distribution or disposition or to years prior to the corporation becoming a PFIC will be treated as ordinary income, and the amounts allocated to earlier years for which the corporation was a PFIC will be taxed at the highest rate applicable to individuals or corporations, as the case may be, for the taxable year to which the income is allocated. Further, the tax on an amount allocated to an earlier year will be subject to an interest charge which accrues from the due date of the return for that earlier year. The above rules relating to distributions and dispositions generally will not apply if (i) the shareholder elects to treat the PFIC as a qualified electing fund (a "QEF election") for all taxable years that it held the stock and the corporation was a PFIC, or (ii) the shares of the foreign corporation are "marketable stock" for which a mark-to-market election is made. If a QEF election is made, the Fund will include annually in its income, for allocation among the Investors, its pro-rata share of the ordinary earnings and net capital gains of the foreign corporation, even if no dividends are actually paid by the foreign corporation. If the mark-to-market election is made, Investors will generally account for changes in the value of the foreign corporation stock on an annual basis as ordinary income or loss. Because the determination of whether a foreign corporation is a PFIC is made annually on the basis of facts and circumstances that may be beyond the Fund's control or information, there can be no assurance that the Fund will not invest in a foreign corporation (including an offshore corporate Investment Fund) that is a PFIC. Further, in the event the Fund does invest in a corporation that is or becomes a PFIC, there can be no assurance that the Fund will have sufficient information to, or will, make a QEF election with respect to the PFIC or that a mark-to-market election can or will be made with respect to the PFIC stock.

Foreign Taxes

It is possible that certain interest and other amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, some foreign countries may impose capital gains taxes on certain securities transactions involving foreign issuers. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.

The Fund will inform Investors of their proportionate share of the foreign taxes paid or incurred by the Fund, or an Investment Fund, that Investors will be required to include in their income. The Investors generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits), or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. An Investor that is tax exempt will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income

Generally, an exempt organization (such as an employee benefit plan, individual retirement account ("IRA") or 401(k) or Keogh Plan) is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.6

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6	With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived, either directly or through partnerships, from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization, directly or through a partnership, from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization, directly or through a partnership, from the disposition of property with respect to which there is "acquisition indebtedness" at any time during the 12-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Fund's income, or loss, from these investments may constitute UBTI.

The Fund through the Investment Funds may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt-financed property for purposes of computing UBTI, the Fund will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not generating UBTI.7 To the extent the Fund recognizes income (i.e., dividends and interest) from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year.

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7	Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

To the extent the Fund recognizes capital gain from securities with respect to which there is "acquisition indebtedness" at any time during the 12-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Fund, an allocable portion of deductions directly connected with the Fund's debt-financed property is taken into account. Thus, for instance, a percentage of capital losses from debt-financed securities, based on the debt/basis percentage calculation described above, would offset gains treated as UBTI.

Since the calculation of the Fund's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Investment Funds from time to time,8 it is impossible to predict what percentage of the Fund's income and gains will be treated as UBTI for an Investor which is an exempt organization. An exempt organization's share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt organization either from the Fund or otherwise, unless such losses are treated as attributable to an unrelated trade or business (e.g., losses from securities for which there is acquisition indebtedness).

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8	The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Fund. An exempt organization is required to make estimated tax payments with respect to its UBTI.

To the extent that the Fund generates UBTI, the applicable Federal tax rate for such an Investor generally would be either the corporate or trust tax rate depending upon the nature of the particular exempt organization. An exempt organization may be required to substantiate, to the satisfaction of the Service, the method used to calculate its UBTI. The Fund will be required to report to an Investor which is an exempt organization information as to the portion, if any, of its income and gains from the Fund for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Fund is highly complex, and there is no assurance that the Fund's calculation of UBTI will be accepted by the Service.

In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Fund's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Fund generally should not affect the tax-exempt status of such an exempt organization.9 However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI.

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9	Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Investor should consult its tax adviser in this regard.

An exempt organization (including an IRA) may be required to make payments, including estimated payments, and file an income tax return for any taxable year in which it has UBTI. To file the return, it may be necessary for the exempt organization to obtain an Employer Identification Number. A prospective Investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Fund. See also "ERISA CONSIDERATIONS."

Certain Issues Pertaining to Specific Exempt Organizations

Private Foundations. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return, both income and capital appreciation, the risks of rising and falling price levels, and the needs for diversification within the foundation's portfolio.

In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (defined to include assets not used or held for use in carrying out the foundation's exempt purposes), over certain indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Fund would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Fund is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Investor which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Fund. Of course, this factor would create less of a problem to the extent that the value of the investment in the Fund is not significant in relation to the value of other liquid assets held by a foundation.

In some instances, an investment in the Fund by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation, either directly or together with a "disqualified person," acquires more than 20% of the capital interest or profits interest of the Fund, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Fund in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Fund is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Adviser believes that the Fund will meet this 95% gross income test.

A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

Qualified Retirement Plans. Employee benefit plans subject to the provisions of ERISA, IRAs and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. See "TAX ASPECTS--Unrelated Business Taxable Income" and "ERISA CONSIDERATIONS."

Endowment Funds. Investment managers of endowment funds should consider whether the acquisition of an interest in the Fund is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment funds or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.

Legislative Proposals

It is anticipated that proposals will be initiated by the Bush Administration and Congress that would affect the tax consequences described herein. It is not possible to predict at this time the extent to which any of these proposals will be enacted by Congress and, if enacted, what their final form and effective dates will be. In addition, other proposals could be enacted that would change the tax consequences described herein of an investment in the Fund. Prospective Investors should consult their own tax advisers regarding the status of these proposed changes and the effect, if any, on their investment in the Fund.

Disclosure Regulations

Recently finalized Treasury Regulations (the "Tax Regulations") intended to address so-called tax shelters and other potentially tax-motivated transactions require participants in a "reportable transaction" to disclose certain information about the transaction on IRS Form 8886 and retain information relating to the transaction. Organizers and sellers of reportable transactions are required to maintain lists identifying the transaction investors, and furnish to the IRS upon demand such investor information as well as detailed information regarding the transactions. A transaction may be a "reportable transaction" based upon any of several indicia, including the existence of confidentiality agreements, certain indemnity arrangements, potential for recognizing investment of other losses, or significant book-tax differences, one or more of which may be present with respect to or in connection with an investment in the Fund. In addition, the Tax Regulations could be interpreted to cover and require reporting of transactions that are generally not considered tax shelters, including certain foreign currency transactions. Currently, legislative proposals are pending in Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements. Investors are urged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment in the Fund and should be aware that the Fund intends to comply with the disclosure and list maintenance requirements under the Tax Regulations if it determines that they apply to the Fund.

In light of the Tax Regulations, notwithstanding any other provision or statement in any offering document of the Fund (including the Investor Application Form, this Memorandum and the LLC Agreement), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an Investor (and each employee, representative or other agent of the Investor ) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its interests and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure. This is not intended to permit disclosure of the names of, or other identifying information regarding, the participants in the transaction, or of any information or the portion of any materials not relevant to the tax treatment or tax structure of the Fund.

State and Local Taxation

In addition to the Federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Fund. State and local tax laws differ in the treatment of limited liability companies such as the Fund. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Fund intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. An Investor's distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident.

Further, if an Investment Fund conducts business or other activities in a jurisdiction, then an Investor that is not a resident of that jurisdiction may nevertheless be subject to tax in that jurisdiction on its share of the Fund's income attributable to those activities of the Investment Fund and may be required to file income tax or other returns in that jurisdiction. Prospective Investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Investor is a resident.

The Fund should not be subject to the New York City unincorporated business tax, which is not imposed on an entity taxed as a partnership which purchases and sells securities for its "own account." (This exemption may not be applicable to the extent a partnership in which the Fund invests conducts business in New York City). By reason of a similar "own account" exemption, it is also expected that a nonresident individual Investor should not be subject to New York State personal income tax with respect to his share of income or gain realized directly by the Fund. A nonresident individual Investor will not be subject to New York City earnings tax on nonresidents with respect to his or her investment in the Fund.

Individual Investors who are residents of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the deductibility of itemized deductions and interest expense for individual taxpayers at certain income levels. These limitations may apply to an Investor's share of some or all of the Fund's expenses. Prospective Investors are urged to consult their tax advisers with respect to the impact of these provisions and the Federal limitations on the deductibility of certain itemized deductions and investment expenses on their New York State and New York City tax liability.

For purposes of the New York State corporate franchise tax and the New York City general corporation tax, a corporation generally is treated as doing business in New York State and New York City, respectively, and is subject to such corporate taxes as a result of the ownership of a partnership interest in a partnership which does business in New York State and New York City, respectively.10 Each of the New York State and New York City corporate taxes are imposed, in part, on the corporation's taxable income or capital allocable to the relevant jurisdiction by application of the appropriate allocation percentages. Moreover, a non-New York corporation which does business in New York State may be subject to a New York State license fee. A corporation which is subject to New York State corporate franchise tax solely as a result of being a non-managing member in a New York partnership may, under certain circumstances, elect to compute its New York State corporate franchise tax by taking into account only its distributive share of such partnership's income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax.

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10	New York State, but not New York City, generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.

Regulations under both the New York State corporate franchise tax and the New York City general corporation tax, however, provide an exception to this general rule in the case of a "portfolio investment partnership," which is defined, generally, as a partnership which meets the gross income requirements of Section 851(b)(2) of the Code. New York State (but not New York City) has adopted regulations that also include income and gains from commodity transactions described in Section 864(b)(2)(B)(iii) as qualifying gross income for this purpose. The Fund's qualification as such a portfolio investment partnership with respect to its investments through Investment Funds must be determined on an annual basis and, with respect to a taxable year, the Fund and one or more Investment Funds may not qualify as a portfolio investment partnership.

A trust or other unincorporated organization which by reason of its purposes or activities is exempt from Federal income tax is also exempt from New York State and New York City personal income tax. A nonstock corporation which is exempt from Federal income tax is generally presumed to be exempt from New York State corporate franchise tax and New York City general corporation tax. New York State imposes a tax with respect to such exempt entities on UBTI, including unrelated debt-financed income, at a rate which is currently equal to the New York State corporate franchise tax rate (plus the corporate surtax). There is no New York City tax on the UBTI of an otherwise exempt entity.

New York State recently enacted legislation requiring certain pass-through entities to pay estimated taxes on behalf of their investors who are nonresident individuals or C corporations if the pass-through entities have New York source income. Although the statutory provision is new and subject to interpretation, it appears that the obligation to withhold imposed under the provision should not apply to a pass-through entity, such as the Fund, that purchases and sells securities for its own account. No assurance can be given that the provision will not be interpreted in a manner that would require the Fund to pay estimated taxes on behalf of its Investors who are nonresident individuals or C corporations.

Each prospective corporate Investor should consult its tax adviser with regard to the New York State and New York City tax consequences of an investment in the Fund.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "TAX ASPECTS--Unrelated Business Taxable Income" and "--Certain Issues Pertaining to Specific Exempt Organizations") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.

Because the Fund will register as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be "plan assets" of the ERISA Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules. Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the Fund.

The Adviser will require a Benefit Plan which proposes to invest in the Fund to represent that it, and any fiduciaries responsible for such Plan's investments, are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Benefit Plan Investors may currently maintain relationships with the Adviser and/or Administrator or other entities which are affiliated with the Adviser and Administrator. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA and Benefit Plan investors should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan Investors will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this Memorandum is general and may be affected by future publication of regulations and rulings. Potential Benefit Plan Investors should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of interests.

FINANCIAL STATEMENTS

The following financial statements of the Fund, which the Fund has prepared and furnished to investors pursuant to Rule 30b1-1 under the 1940 Act and filed with the Securities and Exchange Commission pursuant to Rule 30b2-1 under the 1940 Act, are incorporated by reference in their entirety:

•	Audited financial statements for the year ended December 31, 2001, previously filed with the SEC on Form N-30D on March 5, 2002; and

•	Audited financial statements for the year ended December 31, 2002, previously filed with the SEC on Form N-30D on February 27, 2003.

The Fund will furnish to Investors, without charge, a copy of the above financial statements upon request. Investors who wish to receive a copy of such financial statements should contact Client Services at UBS Financial Services Inc., 1285 Avenue of the Americas, New York, New York 10019, telephone (800) 486-2608.

ADDITIONAL INFORMATION AND SUMMARY OF LLC AGREEMENT

The following is a summary description of additional items and of select provisions of the LLC Agreement which are not described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix A.

Interests in the LLC

Persons who purchase interests in the offering being made hereby will be members of the Fund. The Adviser and its affiliates may contribute capital to and maintain an investment in the Fund, and to that extent will be members of the Fund. The Adviser, or its successor as investment adviser of the Fund, also will be a Special Advisory Member of the Fund. In that regard, the Fund has established a Special Advisory Account solely for the purpose of receiving the Performance Bonus. The interest of the Special Advisory Member does not participate in the income or gains of the Fund, has no voting rights and has no right to a share of the assets of the Fund upon its liquidation, except to the extent that the Special Advisory Member has received or is entitled to receive the Performance Bonus credited to the Special Advisory Account and all or a portion of that Performance Bonus has not been withdrawn. The Adviser may not contribute capital to the Fund as Special Advisory Member.

Liability of Investors

Under Delaware law and the LLC Agreement, each Investor may be liable up to the amount of any contributions to the capital of the Fund (plus any accretions in value thereto prior to withdrawal) and an Investor may be obligated to make certain other payments provided for in the LLC Agreement and to return to the Fund amounts wrongfully distributed to him.

Duty of Care of the Board, the Administrator and the Adviser

The LLC Agreement provides that none of the Directors, the Administrator or the Adviser (including certain of its affiliates, among others) shall be liable to the Fund or any of the Investors for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Directors, the Administrator and the Adviser (including certain of its affiliates, among others) by the Fund, but not by the Investors individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund. None of these persons will be personally liable to any Investor for the repayment of any balance in such Investor's capital account or for contributions by such Investor to the capital of the Fund or by reason of any change in the Federal or state income tax laws applicable to the Fund or its Investors. The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a Director, the Administrator or the Adviser for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Amendment of the LLC Agreement

The LLC Agreement may be amended with the approval of (i) the Board, including a majority of the Independent Directors, if required by the 1940 Act, (ii) the Administrator in its administrative capacity or (iii) a majority, as defined in the 1940 Act, of the outstanding voting securities of the Fund. Certain amendments involving capital accounts, allocations thereto and the modification of events causing dissolution of the Fund may not be made without the consent of any Investors adversely affected thereby or unless each Investor has received notice of such amendment and any Investor objecting to such amendment has been allowed a reasonable opportunity to tender its entire interest for repurchase by the Fund.

Power of Attorney

By purchasing an interest in the Fund, each Investor will appoint the Administrator and each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an interest in favor of the Administrator and each of the Directors and as such is irrevocable and continues in effect until all of such Investor's interest in the Fund has been withdrawn pursuant to a periodic tender or transferred to one or more transferees that have been approved by the Board for admission to the Fund as substitute Investors.

Term, Dissolution and Liquidation

The Fund will be dissolved:

•	upon the affirmative vote to dissolve the Fund by both (1) the Board and (2) Investors holding at least two-thirds of the total number of votes eligible to be cast by all Investors;

•	upon the expiration of any two-year period which commences on the date on which any Investor has submitted to the Fund a written request in accordance with the LLC Agreement, to tender its entire interest for repurchase by the Fund if such Investor's interest has not been repurchased during such period;

•	at the election of the Adviser;

•	upon the determination of the Investors not to continue the business of the Fund when no Director remains or failure of Investors to elect successor Directors at a meeting called by the Adviser within 60 days after the date on which the last Director ceased to act in that capacity; or

•	as required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled "CAPITAL ACCOUNTS--Allocation of Net Profits and Net Losses."

Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts, liabilities and obligations of the Fund, other than debts to Investors, including actual or anticipated liquidation expenses, (2) next to satisfy debts owing to the Investors, (3) to the Special Advisory Member any balance in the Special Advisory Account after giving effect to the Performance Bonus, and (4) finally to the Investors proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Investors in facilitating an orderly liquidation.

Reports to Investors

The Fund will furnish to Investors as soon as practicable after the end of each taxable year such information as is necessary for such Investors to complete Federal and state income tax or information returns, along with any other tax information required by law. For the Fund to complete its tax reporting requirements, it must receive information on a timely basis from the Investment Managers. Given the number of Investment Managers, it is possible that one or more Investment Managers will delay in providing this information. As a result, it is possible that the Fund may be unable to provide tax information to Investors without significant delays and Investors likely will need to seek extensions on the time to file their tax returns at the federal, state and local level. The Fund also will send to Investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Adviser regarding the Fund's operations during such period also will be sent to Investors.

Fiscal Year

The Fund's fiscal year ends on December 31st.

Independent Auditors and Legal Counsel

Ernst & Young LLP serves as the independent auditors of the Fund. Its principal business address is Metro New York Financial Services Office, 5 Times Square, New York, NewYork 10036.

Stroock & Stroock & Lavan LLP, New York, New York, acts as legal counsel to the Fund.

Schulte Roth & Zabel LLP, New York, New York, acts as legal counsel to the Adviser and its affiliates. Each of such counsel from time to time may serve as counsel to one or more Investment Managers.

Custodian

PFPC Trust Company (the "Custodian") serves as the primary custodian of the assets of the Fund and the Investment Funds managed by the Subadvisers, and may maintain custody of such assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors. Assets of the Fund and Investment Funds are not held by the Adviser or Subadvisers, respectively, or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian's principal business address is 8800 Tinicum Boulevard, Suite 200, Philadelphia, Pennsylvania 19153.

Inquiries

Inquiries concerning the Fund and interests in the Fund, including information concerning purchase and redemption procedures, should be directed to:

UBS Technology Partners, L.L.C. Alternative Investment Group 1285 Avenue of the Americas New York, New York 10019 Telephone: (800) 486-2608 Telecopier: (212) 713-1498

*  *  *  *   *

All potential Investors in the Fund are encouraged to consult appropriate legal and tax counsel.

APPENDIX A

UBS TECHNOLOGY PARTNERS, L.L.C.
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of UBS Technology Partners, L.L.C. (the "Fund") is dated and effective as of August 15, 2003 by and among the Organizational Member, UBS Fund Advisor, L.L.C., as Adviser, Special Advisory Member and UBSAdmin, and each person hereinafter admitted to the Fund in accordance with this Agreement and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

          WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of January 25, 2001 and filed with the Secretary of State of the State of Delaware on January 26, 2001, originally under the name PW Tree Fund, L.L.C.;

          WHEREAS, effective August 15, 2003, the Fund's limited liability company agreement has been amended and restated;

          NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

          For purposes of this Agreement:

          1934 Act means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

          1940 Act means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

           Administration Fee means the fee paid to UBSAdmin out of the Fund's assets, and debited against the Members' Capital Accounts for UBSAdmin Services.

          Adviser means UBS Fund Advisor, L.L.C. or any successor investment adviser to the Fund, in its capacity as investment adviser under the Investment Advisory Agreement.

          Advisers Act means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

           Affiliate means affiliated person as such term is defined in the 1940 Act.

          Agreement means this Limited Liability Company Agreement, as amended and/or restated from time to time.

          Allocation Change means, with respect to each Member for each Measurement Period, the difference between:

(1)	the sum of (a) the balance of such Member's Capital Account as of the close of the Measurement Period (after giving effect to all allocations to be made to such Member's Capital Account as of such date other than any Performance Allocation to be debited against such Member's Capital Account), plus (b) any debits to such Member's Capital Account during the Measurement Period to reflect any actual or deemed distributions or repurchases with respect to such Member's Interest, plus (c) any debits to such Member's Capital Account during the Measurement Period to reflect any Insurance premiums allocable to such Member; and

(2)	the sum of (a) the balance of such Member's Capital Account as of the commencement of the Measurement Period, plus (b) any credits (not already included in the balance described in clause (a)) to such Member's Capital Account during the Measurement Period to reflect any contributions by such Member to the capital of the Fund, plus (c) any credits to such Member's Capital Account during the Measurement Period to reflect any Insurance proceeds allocable to such Member.

          If the amount specified in clause (1) exceeds the amount specified in clause (2), such difference shall be a Positive Allocation Change, and if the amount specified in clause (2) exceeds the amount specified in clause (1), such difference shall be a Negative Allocation Change.

           Board means the Board of Directors established pursuant to Section 2.6 hereof.

          Capital Account means, with respect to each Member and the Special Advisory Member, the capital account established and maintained on behalf of each Member or the Special Advisory Member pursuant to Section 5.3 hereof.

          Capital Contribution means the contribution, if any, made, or to be made, as the context requires, to the capital of the Fund by a Member.

          Certificate means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

          Closing Date means the first date on or as of which a Member other than the Organizational Member is admitted to the Fund.

          Code means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

          Delaware Act means the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

          Director means each natural person listed on Schedule I hereto who serves on the Board and any other natural person who, from time to time, pursuant hereto shall serve on the Board. Each Director shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

          Fiscal Period means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period and ending at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the day preceding any day as of which a contribution to the capital of the Fund is made pursuant to Section 5.1;

(3)	the last day of a Measurement Period; or

(4)	any other day as of which this Agreement provides for any amount to be credited to or debited against the Capital Account of any Member, other than an amount to be credited to or debited against the Capital Accounts of all Members in accordance with their respective Fund Percentages.

          Fiscal Year means the period commencing on the Closing Date and ending on the first December 31st following the Closing Date, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible taxable year under the Code.

          Form N-2 means the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

          Fund means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

          Fund Percentage means a percentage established for each Member on the Fund's books as of the first day of each Fiscal Period. The Fund Percentage of a Member for a Fiscal Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such Fiscal Period by the sum of the Capital Accounts of all of the Members as of the commencement of such Fiscal Period. The sum of the Fund Percentages of all Members for each Fiscal Period shall equal 100%.

          Independent Directors means those Directors who are not "interested persons" of the Fund as such term is defined in the 1940 Act.

          Insurance means one or more "key man" insurance policies on the life of any principal of a member of the Adviser, the benefits of which are payable to the Fund.

          Interest means the entire ownership interest in the Fund at any particular time of a Member or the Special Advisory Member, or other person to whom an Interest or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.

          Invested Capital means, with respect to any Member, the amount equal to (a) the amount of cash and the value of any Securities (determined at the time of contribution) constituting such Member's initial and additional contributions to the capital of the Fund pursuant to Section 5.1 hereof, minus (b) the amount of any repurchase of such Member's Interest or portion thereof or distribution to such Member pursuant to Sections 4.6, 5.10 or 6.2 hereof (whether or not any such repurchase or distribution constitutes a return of capital).

          Investment Advisory Agreement means the investment advisory agreement entered into between the Adviser and the Fund, as from time to time in effect.

          Investment Funds means unregistered pooled investment vehicles and registered investment companies that are advised by an Investment Manager or Subadviser.

          Investment Managers means portfolio managers among which the Fund deploys some or all of its assets.

          Measurement Period means, with respect to a Member, the period commencing as of the date of admission of such Member to the Fund, and thereafter each period commencing on the day immediately following the last day of the preceding Measurement Period and ending at the close of business on the first to occur of the following dates:

(1)	the last day of the relevant Fiscal Year;

(2)	the day on which the Fund repurchases the Interest or portion thereof of such Member;

(3)	the day preceding the day on which there is a Transfer of such Member's Interest or portion thereof; and

(4)	the day as of which the status of the Adviser as the Special Advisory Member is terminated pursuant to Section 4.1 hereof;

provided however, that the Merger, in and of itself, will not cause a Measurement Period in respect of any Member who acquired Interests in the Fund as a result of the Merger to end. Each of these Members shall be deemed to have been admitted to the Fund as of the date of such Member's admission as a partner of the Partnership.

          Member means any person who is admitted to the Fund in accordance with this Agreement as a member until the Fund repurchases the entire Interest of such person pursuant to Section 4.6 hereof or such person otherwise ceases to be a member of the Fund or a substitute Member who is admitted to the Fund pursuant to Section 4.4 hereof, in such person's capacity as a member of the Fund. For purposes of the Delaware Act, the Members shall constitute a single class or group of members. The term "Member" does not include the Special Advisory Member.

          Merger means the merger of PW Technology Partners, L.P., a Delaware limited partnership (the "Partnership") with and into the Fund in accordance with the Delaware Revised Uniform Limited Partnership Act (the "LP Act") and the Delaware Act.

          Negative Allocation Change has the meaning given such term in the definition of Allocation Change.

          Net Assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, calculated before giving effect to any repurchases of Interests.

          Net Profit or Net Loss means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Fund, at the close of business on the Closing Date), such amount to be adjusted to exclude:

(1) the amount of any Insurance premiums or proceeds to be allocated among the Capital Accounts of the Members pursuant to Section 5.5 hereof; and

(2) any items to be allocated among the Capital Accounts of the Members on a basis which is not in accordance with the respective Fund Percentages of all Members as of the commencement of such Fiscal Period pursuant to Sections 5.6 and 5.7 hereof.

           Organizational Member means the person executing this Agreement in such capacity.

          Performance Allocation means, with respect to a Member for any Measurement Period, an amount equal to the product of (1) a fraction (but not greater than one), the numerator of which is the actual rate of return (non-annualized) (expressed as a percentage) that the Member earned for such Measurement Period on its opening Capital Account balance (appropriately adjusted for contributions, distributions and withdrawals) for such Measurement Period, and the denominator of which is 20%, and (2) an amount equal to 1% (or such other percentage as the Adviser and the Member may agree) of such Member's Capital Account balance at the close of such Measurement Period (after giving effect to all allocations to be made to such Member's Capital Account as of such date other than any Performance Allocation to be debited against such Member's Capital Account, and adding back to such Member's Capital Account any debits thereto during such Measurement Period to reflect any actual or deemed distributions or repurchases with respect to such Member's Interest).

          Person means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

          Positive Allocation Change has the meaning given such term in the definition of Allocation Change.

          Securities means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

          Special Advisory Account means a Capital Account established and maintained on behalf of the Special Advisory Member pursuant to Section 5.3(e) hereof to which amounts are credited under Section 5.8 hereof.

          Special Advisory Member means the Adviser in its capacity as a member of the Fund upon its admission to the Fund as Special Advisory Member pursuant to Section 2.8.

          Subadvisers means those Investment Managers for which a separate investment vehicle has been created in which the Investment Manager serves as general partner or managing member and the Fund is the sole limited partner or the only other member and those Investment Managers who manage the Fund's assets directly or through a separate managed account.

          Threshold Return means the amount that a Member would have earned for a Measurement Period if it had received an annualized rate of return of 20% on its opening Capital Account balance (appropriately adjusted for contributions, distributions and withdrawals) for such Measurement Period. The Threshold Return is not cumulative from year to year or Measurement Period to Measurement Period.

          Transfer means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.

          UBSAdmin means UBS Fund Advisor, L.L.C. or any successor thereto which has executed a counterpart to this Agreement, in its administrative capacity under the agreement contemplated by Section 3.8(a) hereof. UBSAdmin shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

          UBSAdmin Services means such administrative services as UBSAdmin or its affiliates shall provide to the Fund pursuant to a separate written agreement with the Fund as contemplated by Section 3.8(a) hereof.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

           2.1 Formation of Limited Liability Company.

          (a) The Organizational Member and any persons designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware. The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

           2.2 Name.

          The name of the Fund shall be "UBS Technology Partners, L.L.C." or such other name as the Board hereafter may adopt upon (i) causing an appropriate amendment to this Agreement to be adopted and to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member. The Fund's business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

          2.3 Principal and Registered Office.

          The Fund shall have its principal office at the principal office of UBSAdmin, or at such other place designated from time to time by the Board.

          The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808, and shall have Corporation Service Company as its registered agent for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

          2.4 Duration.

          The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

          2.5 Business of the Fund.

          (a) The business of the Fund is to purchase, sell (including short sales), invest and trade in Securities, and to engage in any financial or derivative transactions relating thereto or otherwise. Discrete portions of the Fund's assets (which may constitute, in the aggregate, all of the Fund's assets) may be invested in general or limited partnerships and other pooled investment vehicles which invest and trade in Securities, or managed in separate accounts which invest and trade in Securities, some or all of which may be advised by one or more Subadvisers. UBSAdmin, in the exercise of its administrative functions on behalf of the Fund, may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of UBSAdmin be necessary or advisable to carry out the administration of the Fund's business and any amendments to any such contracts, agreements and other undertakings, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement.

          (b) The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

          2.6 The Board.

          (a) The Organizational Member has designated those persons listed on Schedule I, who have agreed to be bound by the terms of this Agreement pertaining to the obligations of a Director to serve as Directors on the initial Board. The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director. The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.

          (b) Each Director shall serve as a Director for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof. The number of Directors shall be fixed from time to time by the Directors then in office. If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members. The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving as Directors.

          (c) If no Director remains, UBSAdmin shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors. If the Members shall determine at such meeting not to continue the business of the Fund or, if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

          2.7 Members.

          In accordance with the Delaware Act and without any further action being necessary, effective as of the time of the Merger, each person who immediately prior to the Merger was a partner of the Partnership is hereby automatically bound by this Agreement and admitted to the Fund as a Member having a Fund Percentage identical to the percentage in the Partnership that was established on the Partnership's books for such person immediately prior to the Merger. The Board shall cause the Fund's books and records to reflect each such person's status as a Member. The Board may admit one or more additional Members as of the beginning of each calendar month or at such other times as the Board may determine. Additional Members may be admitted to the Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board, in its absolute discretion, may reject applications for the purchase of Interests in the Fund. The admission of any person as an additional Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the contribution to the capital of the Fund of such additional Member.

          2.8 Special Advisory Member.

          Upon signing this Agreement, UBS Fund Advisor, L.L.C. shall be admitted to the Fund as the Special Advisory Member, subject to due approval, in accordance with the requirements of the 1940 Act, of the Investment Advisory Agreement. The Interest of the Special Advisory Member shall be non-voting. If at any time the Investment Advisory Agreement between the Fund and the person then serving as Adviser terminates, the Board shall admit as a substitute Special Advisory Member, upon its signing this Agreement, such person as may be retained by the Fund to provide investment advisory services pursuant to an Investment Advisory Agreement, subject to the due approval of such Investment Advisory Agreement in accordance with the requirements of the 1940 Act.

          2.9 Reserved.

          2.10 Both Directors and Members.

          A person may at the same time be a Director and a Member, or a Special Advisory Member and a Member, or the Adviser and a Member, in which event such person's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

          2.11 Limited Liability.

          Except as otherwise provided under applicable law, none of the Members, Directors, UBSAdmin nor Special Advisory Member shall be liable personally for the Fund's debts, obligations or liabilities, whether arising in contract, tort or otherwise, solely by reason of being a member or manager of the Fund, except that a Member may be obligated to make capital contributions to the Fund and other payments pursuant to this Agreement and to repay any funds wrongfully distributed to such Member. In addition, subject to applicable law, a Member shall be obligated to return to the Fund amounts distributed to the Member in accordance with this Agreement if, after giving effect to such distribution, the Fund's liabilities exceed the fair value of the Fund's assets.

ARTICLE III

MANAGEMENT

          3.1 Management and Control.

          (a) Except to the extent otherwise delegated to the Adviser and UBSAdmin, management and control of the business of the Fund shall be vested in the Board, which shall have the right, power and authority, on behalf of the Fund and in its name, to exercise all rights, powers and authority of managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Fund and its duties hereunder. No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act. During any period in which the Fund shall have no Directors, the Adviser shall continue to serve as investment adviser to the Fund and UBSAdmin shall continue to provide UBSAdmin Services to the Fund.

          (b) UBSAdmin shall be the designated tax matters partner for purposes of Section 6231(a)(7) of the Code. Each Member agrees not to treat, on his personal return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Fund. The tax matters partner shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

          (c) Members and the Special Advisory Member shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

           3.2 Actions by the Board.

          (a) Unless provided otherwise in this Agreement, the Board shall act only: (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

          (b) The Board may designate from time to time a Chairman who shall preside at all meetings. Meetings of the Board may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Board shall determine. Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act. A majority of the Directors then in office shall constitute a quorum at any meeting.

          (c) The Board may designate from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation or such powers as are otherwise delegated to them by the Board, and designate them as officers of the Fund. The officers of the Partnership immediately prior to the Merger shall constitute the officers of the Fund immediately after the Merger, each serving in the same capacity and with the same authority as he or she had immediately prior to the Merger.

          3.3 Meetings of Members.

          (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board or, to the extent applicable, UBSAdmin shall determine. The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

          (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Fund Percentage as of the record date for such meeting. The Board or, to the extent applicable, UBSAdmin shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

          (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

          3.4 Custody of Assets of the Fund.

          Notwithstanding anything to the contrary contained herein, the Adviser shall not have any authority to hold or have possession or custody of any funds, Securities or other property of the Fund. The physical possession of all funds, Securities or other property of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act. The Adviser shall have no responsibility with respect to the collection of income, physical acquisition or the safekeeping of the funds, Securities or other assets of the Fund, and all such duties of collection, physical acquisition or safekeeping shall be the sole obligation of such custodians.

          3.5 Other Activities of Members (Including UBSAdmin), Directors and the Adviser.

          (a) None of the Directors, UBSAdmin nor the Adviser shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement and any other agreement they may have with the Fund.

          (b) UBSAdmin and any Member, Director, Special Advisory Member or the Adviser, or Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Special Advisory Member shall have any rights in or to such activities of UBSAdmin or any other Member, Special Advisory Member, Director, the Adviser or Affiliates of any of them, or any profits derived therefrom.

          (c) The Adviser and its members, directors, officers, employees and beneficial owners, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction, for any account over which it or they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which it or they have a beneficial interest or the accounts of others for whom they may provide investment advisory or other services, notwithstanding the fact that the Fund may have or may take a position of any kind or otherwise; provided, however, that the Adviser shall not cause the Fund to purchase any asset from or sell any asset to any such discretionary account without the consent of the Directors and in accordance with the 1940 Act.

          (d) To the extent that at law or in equity UBSAdmin, the Directors or the Adviser have duties (including fiduciary duties) and liabilities relating thereto to the Fund or to any other Member, manager or other person that is a party to or is otherwise bound by this Agreement, any such person acting under this Agreement shall not be liable to the Fund or to any other Member, manager or other person that is a party to or is otherwise bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of UBSAdmin, the Directors or the Adviser otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such person.

          3.6 Duty of Care.

          (a) The Directors, UBSAdmin and the Adviser, including any officer, director, member, partner, principal, employee or agent of UBSAdmin or the Adviser, shall not be liable to the Fund or to any of its Members or the Special Advisory Member for any loss or damage occasioned by any act or omission in the performance of such person's services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties hereunder.

          (b) A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Fund, any other Member or third parties only as required by applicable law or otherwise provided in this Agreement.

          3.7 Indemnification.

          (a) To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors or other legal representatives), the Adviser and UBSAdmin (including for this purpose each affiliate, officer, director, member, partner, principal, employee or agent of the Adviser or UBSAdmin or a member thereof, and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise is affiliated, with the Adviser or UBSAdmin or any member thereof, and their executors, heirs, assigns, successors or other legal representatives), and UBSAdmin, in its capacity as the tax matters partner (including for this purpose its successor), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director, the Adviser or the tax matters partner, as the case may be, of the Fund or the past or present performance of services to the Fund by such indemnitee, or the past or present performance of services to the Fund by UBSAdmin, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

          (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

          (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Independent Directors (excluding any Director who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Fund or its members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

          (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member or Special Advisory Member acting derivatively or otherwise on behalf of the Fund or its members).

          (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

          (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of UBSAdmin, the Adviser, any Director or other person.

          3.8 Fees, Expenses and Reimbursement.

          (a) So long as UBSAdmin (or its affiliates) provides UBSAdmin Services to the Fund, it shall be entitled to receive such fees as may be agreed to by UBSAdmin and the Fund pursuant to a separate written agreement, which, notwithstanding anything in this Agreement to the contrary, may be entered into by the Fund, without any further act, vote or approval of any Member.

          (b) The Board may cause the Fund to compensate each Director for his or her services hereunder. In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

          (c) The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement or by UBSAdmin pursuant to a separate written agreement with the Fund as contemplated by Section 3.8(a) hereof. Expenses to be borne by the Fund include, but are not limited to, the following:

(1)	all costs and expenses related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold short but not yet purchased, custodial fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends and expenses from investments in Investment Funds;

(2)	all costs and expenses associated with the organization and registration of the Fund, offering costs and the costs of compliance with any applicable Federal or state laws;

(3)	the costs and expenses of holding any meetings of the Board and any meetings of Members that are regularly scheduled, permitted or are required to be held by this Agreement, the 1940 Act or other applicable law;

(4)	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

(5)	the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund, the Adviser, UBSAdmin or the Directors;

(6)	all costs and expenses associated with the organization of Investment Funds managed by Subadvisers, if any, and with the selection of Investment Managers, including due diligence and travel-related expenses;

(7)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

(8)	all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio;

(9)	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

(10)	fees payable to custodians and other persons providing administrative services to the Fund; and

(11)	such other types of expenses as may be approved from time to time by the Board, other than those required to be borne by the Adviser.

          The Adviser and UBSAdmin shall be entitled to reimbursement from the Fund for any of the above expenses that either pays on behalf of the Fund.

          (d) Subject to procuring any required regulatory approvals, the Fund from time to time, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner, managing member or investment adviser, may purchase Insurance in such amounts, from such insurers and on such terms as the Board shall determine.

ARTICLE IV

TERMINATION OF STATUS OF ADVISER AND DIRECTORS;
TRANSFERS AND REPURCHASES

          4.1 Termination of Status of the Adviser.

          The status of the Adviser as the Special Advisory Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Fund does not enter into a new Investment Advisory Agreement with such person, effective as of the date of such termination.

          4.2 Termination of Status of a Director.

          The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days' prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed under Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; or (vi) shall have a receiver appointed to administer the property or affairs of such Director.

          4.3 Removal of the Directors.

          Any Director may be removed either by (a) the vote or written consent of at least two-thirds of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

          4.4 Transfer of Interests of Members.

          (a) An Interest or portion thereof of a Member may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board (which may be withheld in its sole and absolute discretion). In addition, the Board may not consent to a Transfer of an Interest or a portion thereof of a Member unless the person to whom such Interest is transferred (or each of such person's equity owners if such a person is a "private investment company" as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a person whom the Board believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor rule thereto, or is otherwise exempt from such requirements. If any transferee does not meet such investor eligibility requirements, the Fund reserves the right to redeem its Interest pursuant to Section 4.6. In addition to the foregoing, no Member shall be permitted to Transfer its Interest or portion thereof unless after such Transfer the balance of the Capital Account of the transferee, and of the Member Transferring less than its entire Interest, is at least equal to the amount of the Member's initial Capital Contribution. Any permitted transferee shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member Transfers an Interest or portion thereof with the approval of the Board, the Fund shall promptly take all necessary actions so that each transferee or successor to whom such Interest or portion thereof is Transferred is admitted to the Fund as a substituted Member. The admission of any transferee as a substituted Member shall be effective upon the execution and delivery by, or on behalf of, such substituted Member of this Agreement or a counterpart hereof. Each transferring Member and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer. Upon the Transfer to another person or persons of a Member's entire Interest, such Member shall cease to be a member of the Fund.

          (b) Each transferring Member shall indemnify and hold harmless the Fund, the Directors, UBSAdmin, the Adviser, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.

          4.5 Transfer of Interests of Special Advisory Member.

          The Adviser may not Transfer its Interest as the Special Advisory Member.

          4.6 Repurchase of Interests.

          (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Fund for repurchase of that Interest or portion thereof. The Board may from time to time, in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to repurchase Interests or portions thereof pursuant to written tenders. In determining whether to cause the Fund to repurchase Interests or portions thereof pursuant to written tenders, the Board shall consider the following factors, among others:

(1)	whether any Members have requested to tender Interests or portions thereof to the Fund;

(2)	the liquidity of the Fund's assets;

(3)	the investment plans and working capital requirements of the Fund;

(4)	the relative economies of scale with respect to the size of the Fund;

(5)	the history of the Fund in repurchasing Interests or portions thereof;

(6)	the condition of the securities markets; and

(7)	the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

          The Board shall cause the Fund to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Fund and to all Members (including persons holding Interests acquired from Members), as applicable.

          (b) The Adviser may tender its Interest or a portion thereof as the Special Advisory Member under Section 4.6(a) hereof.

          (c) If the Adviser's status as Special Advisory Member is terminated pursuant to Section 4.1 hereof, it (or its trustee or other legal representative) may, by written notice to the Board within 60 days of the effective date of such termination, tender to the Fund for repurchase all or any portion of its Capital Account. Not later than 30 days after the receipt of such notice, the Board shall cause such tendered portion of the Capital Account to be repurchased by the Fund for cash.

          (d) The Board may cause the Fund to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member if the Board determines or has reason to believe that:

(1)	such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

(2)	ownership of such an Interest by a Member or other person will cause the Fund to be in violation of, or require registration of any Interest or portion thereof under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3)	continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Fund, UBSAdmin, the Adviser or the Directors, or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(4)	any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

(5)	it would be in the best interests of the Fund, as determined by the Board, for the Fund to repurchase such an Interest or portion thereof.

          (e) Repurchases of Interests or portions thereof by the Fund shall be payable in cash without interest, or, in the discretion of the Board, in Securities (or any combination of Securities and cash) of equivalent value. All such repurchases shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board after receipt by the Fund of all eligible written tenders of Interests or portion thereof. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the value of such Member's Capital Account or portion thereof as applicable as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date. Notwithstanding anything to the contrary in this Agreement, a Member may be compelled to accept a distribution of any asset in kind from the Fund despite the fact that the percentage of the asset distributed to him exceeds the percentage of that asset which is equal to the percentage in which he shares in distributions from the Fund.

ARTICLE V

CAPITAL

          5.1 Contributions to Capital.

          (a) The minimum initial contribution of each Member to the capital of the Fund shall be $250,000 ($25,000 for employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families) or such other amount as the Board may determine from time to time. The amount of the initial contribution of each Member shall be recorded on the books and records of the Fund upon acceptance as a contribution to the capital of the Fund. The Directors shall not be entitled to make voluntary contributions of capital to the Fund as Directors of the Fund, but may make voluntary contributions to the capital of the Fund as Members. The Special Advisory Member shall not make any Capital Contributions.

          (b) The Members may make additional contributions to the capital of the Fund, effective as of such times and in such amounts as the Board may permit, but no Member shall be obligated to make any additional contribution to the capital of the Fund except to the extent provided in Sections 5.6 and 5.7 hereof.

          (c) Except as otherwise permitted by the Board, (i) initial and any additional contributions to the capital of the Fund by any Member shall be payable in cash or in such Securities that the Board, in its absolute discretion, may agree to accept on behalf of the Fund, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Fund shall charge each Member making a contribution in Securities to the capital of the Fund such amount as may be determined by the Board not exceeding 2% of the value of such contribution in order to reimburse the Fund for any costs incurred by the Fund by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Fund to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

          (d) The minimum initial and additional contributions set forth in paragraph (a) of this Section 5.1 may be reduced by the Board.

          5.2 Rights of Members to Capital.

          No Member shall be entitled to interest on his or its contribution to the capital of the Fund, nor shall any Member be entitled to the return of any capital of the Fund except (i) upon the repurchase by the Fund of a part or all of such Member's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(b) hereof or (iii) upon the liquidation of the Fund's assets pursuant to Section 6.2 hereof. Except as provided in Section 2.11 hereof, no Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Fund's property or to compel any sale or appraisal of the Fund's assets.

          5.3 Capital Accounts.

          (a) The Fund shall maintain a separate Capital Account for each Member.

          (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting such Member's initial contribution to the capital of the Fund, or, in the case of Members who were partners of the Partnership before the Merger, such Member's capital account in the Partnership immediately prior the Merger.

          (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) constituting additional contributions by such Member to the capital of the Fund permitted pursuant to Section 5.1 hereof, plus (ii) any amount credited to such Member's Capital Account pursuant to the provisions of this Article V.

          (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Sections 4.6, 5.10 or 6.2 hereof which are not reinvested, plus (ii) any amounts debited against such Member's Capital Account pursuant to the provisions of this Article V.

          (e) The Fund shall maintain a Special Advisory Account for the Adviser in its capacity as Special Advisory Member to which amounts shall be credited pursuant to Section 5.8 hereof. The Special Advisory Account shall have an initial balance of zero.

          (f) If all or a portion of an Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

          5.4 Allocation of Net Profit and Loss.

          As of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Fund Percentages for such Fiscal Period.

          5.5 Allocation of Insurance Premiums and Proceeds.

          (a) Any premiums payable by the Fund for Insurance purchased pursuant to Section 3.8(d) hereof shall be apportioned evenly over each Fiscal Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Fiscal Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Fund during such Fiscal Period in accordance with such Member's Fund Percentage for such Fiscal Period.

          (b) Proceeds, if any, to which the Fund may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Fund during the Fiscal Period in which the event which gives rise to recovery of proceeds occurs in accordance with such Member's Fund Percentage for such Fiscal Period.

          5.6 Allocation of Certain Withholding Taxes and Other Expenditures.

          (a) If the Fund incurs a withholding tax or other tax obligation with respect to the share of Fund income allocable to any Member, then the Board, without limitation of any other rights of the Fund or the Board, shall cause the amount of such obligation to be debited against the Capital Account of such Member when the Fund pays such obligation, and any amounts then or thereafter distributable to such Member shall be reduced by the amount of such taxes. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Fund as a contribution to the capital of the Fund, upon demand of the Fund, the amount of such excess. The Fund shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption; provided, that in the event that the Fund determines that a Member is eligible for a refund of any withholding tax, the Fund may, at the request and expense of such Member, assist such Member in applying for such refund.

          (b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Fund, to the extent determined by the Board to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such expenditures or items. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Fiscal Period during which any such items were paid or accrued by the Fund.

          5.7 Reserves.

          (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to UBSAdmin or the Board, such reserves to be in the amounts which the Board in its sole discretion deem necessary or appropriate. The Board may increase or reduce any such reserves from time to time by such amounts as it in its sole discretion deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease instead shall be charged or credited to those parties who were Members at the time, as determined by the Board in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

          (b) If any amount is required by paragraph (a) or (b) of this Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Fund on demand; provided, however, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years from the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Fund, in full, any amount required to be charged to such former Member pursuant to paragraph (a), the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

          5.8 Performance Allocation.

          (a) So long as the Adviser serves as the Special Advisory Member of the Fund, the Performance Allocation shall be debited against the Capital Account of each Member (other than UBS Fund Advisor, L.L.C. in its capacity as a Member) as of the last day of each Measurement Period with respect to such Member and the amount so debited shall be credited to the Special Advisory Account, or, subject to compliance with the 1940 Act and the Advisers Act, to the Capital Accounts of such Members as have been designated in any written notice delivered by the Adviser to the Fund within 90 days after the close of such Measurement Period. The Performance Allocation will be calculated separately with respect to each Member for each Measurement Period and will be made only if such Member's Positive Allocation Change for such Measurement Period, if any, exceeds such Member's Threshold Return for such Measurement Period; provided, however, that any Performance Allocation to be made with respect to a Member for a Measurement Period will be reduced by an amount necessary so that such Member's Positive Allocation Change for such Measurement Period after reduction by any applicable Performance Allocation is at least equal to the amount of such Member's Threshold Return for such Measurement Period.

          (b) By the last business day of the month following the date on which any amounts are credited to the Special Advisory Account pursuant to Section 5.8(a) above, the Special Advisory Member may request a distribution of up to 100% of any such amounts (computed on the basis of unaudited data) that were credited to the Special Advisory Account. Within 30 days after the completion of the audit of the Fund's books for the year in which any such amounts were credited to the Special Advisory Account, the Fund shall pay to the Special Advisory Member any additional amounts determined to be owed to the Special Advisory Member based on the audit, and the Special Advisory Member shall pay to the Fund any excess amounts that were credited to the Special Advisory Account.

          5.9 Tax Allocations.

          For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such a manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior Fiscal Years (or relevant portions thereof). Allocations under this Section 5.9 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e) promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

          If the Fund realizes net capital gains for Federal income tax purposes for any Fiscal Year during or as of the end of which one or more Positive Basis Members (as hereinafter defined) withdraw from the Fund pursuant to Articles IV or VI hereof, the Adviser may elect to allocate such net gains as follows: (i) to allocate such net gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Partner, until either the full amount of such net gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any net gains not so allocated to Positive Basis Members to the other Members in such manner as shall reflect equitably the amounts credited to such Members' Capital Accounts.

          As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which the total of such Member's Capital Account as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its interest in the Fund as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such interest, including by reason of death), and (ii) the term "Positive Basis Member" shall mean any Member who withdraws from the Fund and who has a Positive Basis as of the effective date of its withdrawal.

          5.10 Distributions.

          (a) The Board may authorize the Fund to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Fund Percentages.

          (b) The Board may withhold taxes from any distribution to any Member to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member.

          (c) Notwithstanding anything to the contrary contained herein, none of the Directors or the Members, nor any other person on behalf of the Fund, shall make a distribution to the Members or the Special Advisory Member on account of their interest in the Fund if such distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

          6.1 Dissolution.

          (a) The Fund shall be dissolved at any time there are no members of the Fund, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)	upon the affirmative vote to dissolve the Fund by both (i) the Board and (ii) Members holding at least two-thirds of the total number of votes eligible to be cast by all Members;

(2)	upon the determination of the Members not to continue the business of the Fund at a meeting called by UBSAdmin in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

(3)	upon the expiration of any two-year period which commences on the date on which any Member has submitted a written notice to the Fund requesting to tender such Member's entire Interest for repurchase by the Fund if such Member has not been permitted to do so at any time during such period;

(4)	upon the determination by the Adviser to dissolve the Fund; and

(5)	as required by operation of law.

          Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

          6.2 Liquidation of Assets.

          (a) Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board shall promptly liquidate the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Fund. Net Profit and Net Loss during the period of liquidation shall be allocated pursuant to Article V hereof. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in such amount as the Board or liquidator shall deem appropriate in their or its sole discretion as applicable) shall be distributed in the following manner:

(1) the debts of the Fund, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

(2) such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis;

(3) the Members and Special Advisory Member shall be paid next on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

          (b) Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a), the Board or other liquidator may distribute ratably in-kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of such distribution. Notwithstanding anything to the contrary in this Agreement, the Board may compel a Member to accept a distribution of any asset in-kind from the Fund notwithstanding that the percentage of the asset distributed to the Member exceeds a percentage of that asset that is equal to the percentage in which such Member shares in distributions from the Fund.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

          7.1 Accounting and Reports.

          (a) The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund. The Fund's accounts shall be maintained in U.S. currency.

          (b) After the end of each taxable year, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Interest as is necessary for Members to complete federal and state income tax or information returns and any other tax information required by federal or state law.

          (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act. The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Fund may furnish one or more Members such other periodic reports as it deems necessary or appropriate in its sole discretion.

          7.2 Determinations By the Board.

          (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board (either directly or by UBSAdmin, to the extent consistent with its administrative functions, pursuant to delegated authority) unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law, and such determinations and allocations shall be final and binding on all the Members.

          (b) The Board may make such adjustments to the computation of Net Profit or Net Loss, the Allocation Change with respect to any Member or any components (withholding any items of income, gain, loss or deduction) comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Fund and the intended allocation thereof among the Members.

          7.3 Valuation of Assets.

          (a) Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Investment Funds) as of the close of business on the last day of each Fiscal Period in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act. Assets of the Fund that are invested in Investment Funds managed by the Subadvisers shall be valued in accordance with the terms and conditions of the respective agreements of the Investment Funds. Assets of the Fund invested in Investment Funds not managed by the Subadvisers shall be valued at fair value, which ordinarily will be the value determined by their Investment Managers in accordance with the policies established by the relevant Investment Fund. In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

          (b) The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

          8.1 Amendment of Limited Liability Company Agreement.

          (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act), (ii) UBSAdmin (to the extent consistent with its administrative functions) or (iii) a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund.

          (b) Any amendment that would:

(1)	increase the obligation of a Member to make any contribution to the capital of the Fund;

(2)	reduce the Capital Account of a Member other than in accordance with Article V; or

(3)	modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her entire Interest for repurchase by the Fund. Any amendment that would reduce the Special Advisory Account other than in accordance with Article V may be made only if the written consent of the Special Advisory Member is obtained prior to the effectiveness thereof.

          (c) UBSAdmin at any time without the consent of the Members may:

(1)	restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)	amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof, provided that such action does not adversely affect the rights of any Member in any material respect; and

(3)	amend this Agreement to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund's continuing eligibility to be classified for U.S. Federal income tax purposes as a partnership which is not treated as a corporation under Section 7704(a) of the Code;

subject, however, to the limitation that any amendment to this Agreement pursuant to Sections 8.1(c)(2) or (3) hereof shall be valid only if approved by the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

          (d) The Board shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

          8.2 Special Power of Attorney.

          (a) Each Member and the Special Advisory Member hereby irrevocably make, constitute and appoint UBSAdmin and each of the Directors, acting severally, and any liquidator of the Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)	any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)	any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(3)	all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

          (b) Each Member and the Special Advisory Member are aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member and the Special Advisory Member agree that, notwithstanding any objection which such member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member and the Special Advisory Member are fully aware that each Member and the Special Advisory Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

          (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of UBSAdmin and each of the Directors, acting severally, and any liquidator of the Fund's assets, appointed pursuant to Section 6.2 hereof, and as such:

(1)	shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Board or any liquidator shall have had notice thereof; and

(2)	shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge and file any instrument necessary to effect such substitution.

          8.3 Notices.

          Notices which may or are required to be provided under this Agreement shall be made, if to a Member or the Special Advisory Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member or the Special Advisory Member, and to each of the Members and the Special Advisory Member in the case of notice given to the Fund). Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

          8.4 Agreement Binding Upon Successors and Assigns.

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

          8.5 Applicability of 1940 Act and Form N-2.

          The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

          8.6 Choice of Law; Arbitration.

          (a) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

          (b) Each Member and the Special Advisory Member agree to submit all controversies arising between or among Members or one or more Members or the Special Advisory Member and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below. Each Member understands that:

(1)	arbitration is final and binding on the parties;

(2)	the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)	pre-arbitration discovery is generally more limited than and different from court proceedings;

(4)	the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)	a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

          (c) Controversies shall be determined by arbitration before, and only before, an arbitration panel convened by The New York Stock Exchange, Inc. ("NYSE") or the National Association of Securities Dealers, Inc. (the "NASD"), to the fullest extent permitted by law. The parties may also select any other national securities exchange's arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law. Such arbitration shall be governed by the rules of the organization convening the panel. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered. Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

          (d) No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

          8.7 Not for Benefit of Creditors.

          The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Directors, UBSAdmin, the Special Advisory Member and the Fund. This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement (except as provided in Section 3.7).

          8.8 Consents.

          Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

          8.9 Merger and Consolidation.

          (a) The Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

          (c) Notwithstanding any other provision of this Agreement, without any further act, vote or approval of any member of the Fund or other person, (i) the Merger is hereby authorized and approved, and (ii) the Fund is hereby authorized to execute, deliver and perform, and the Organizational Member on behalf of the Fund is hereby authorized to execute and deliver, an agreement of merger relating to the Merger (in such form as the Organizational Member shall approve; his execution thereof to constitute approval thereof) and all documents, agreements and certificates contemplated thereby or related thereto. The Organizational Member is hereby designated an authorized person, within the meaning of the Delaware Act, for purposes of executing a certificate of merger of the Merger on behalf of the Fund.

          8.10 Pronouns.

          All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

          8.11 Confidentiality.

          (a) A Member or Special Advisory Member may obtain from the Board or UBSAdmin, for any purpose reasonably related to the Member's or Special Advisory Member's Interest in the Fund, such information regarding the affairs of the Fund as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board or UBSAdmin.

          (b) Each Member and the Special Advisory Member covenant that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member or Special Advisory Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole discretion.

          (c) Each Member and the Special Advisory Member recognize that in the event that this Section 8.11 is breached by any Member or Special Advisory Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and Special Advisory Member and the Fund. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching members and the Fund may be entitled, such members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. If any non-breaching member or the Fund determines that any of the other Members or Special Advisory Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

           (d) The Board or UBSAdmin shall have the right to keep confidential from the Members and the Special Advisory Member for such period of time as it deems reasonable any information which the Board or UBSAdmin reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or UBSAdmin in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

           Notwithstanding any other provision or statement in any offering document of the Fund (including the Investor Application Form, the Confidential Memorandum and this Agreement), but subject to restrictions reasonably necessary to comply with federal or state securities laws, a Member (and each employee, representative or other agent of the Member) may disclose to any and all pesons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its interest and all materials of any kind (including opinions or other tax analyses) that are provided to the Member relating to such tax treatment and tax structure. For the avoidance of doubt, this authorization is not intended to permit disclosure of the Confidential Information, or of any information or portion of any materials not relevant to the tax treatement or tax structure of the transaction.

          8.12 Certification of Non-Foreign Status.

          Each Member or transferee of an Interest from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member's status. Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

           8.13 Severability.

          If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

          8.14 Entire Agreement.

          This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. It is hereby acknowledged and agreed that the Board, without the approval of any Member may enter into written agreements ("Other Agreements") with Members, executed contemporaneously with the admission of such Members to the Fund, effecting the terms hereof in order to meet certain requirements of such Members. The parties hereto agree that any terms contained in an Other Agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

          8.15 Discretion.

          To the fullest extent permitted by law, whenever in this Agreement, a person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its "good faith" or under another express standard, then such person shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein or by relevant provisions of law or in equity or otherwise.

          8.16 Counterparts.

          This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

[Remainder of Page Intentionally Left Blank]

          THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET FORTH IN SECTION 8.6 ON PAGES A-31-A-32 AND THE CONFIDENTIALITY CLAUSES SET FORTH IN SECTION 8.11 ON PAGES A-33-A-34.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ORGANIZATIONAL MEMBER:

/s/ Mitchell A Tanzman
Mitchell A. Tanzman

UBS FUND ADVISOR, L.L.C., as Adviser,
Special Advisory Member and UBSAdmin:

By: /s/ Mitchell A. Tanzman
       Name: Mitchell A. Tanzman
       Title: Authorized Person

ADDITIONAL MEMBERS:

Each person who has signed or has had signed on its behalf a Member Signature Page, which shall constitute a counterpart hereof.

The undersigned understand and agree to the provisions of this Agreement pertaining to the obligations of Directors.

/s/ Meyer Feldberg Meyer Feldberg, Director /s/ George W. Gowen George W. Gowen, Director /s/ M. Cabell Woodward, Jr. M. Cabell Woodward, Jr., Director

SCHEDULE I

Directors

Name and Address

Meyer Feldberg
c/o UBS Financial Services Inc.
1285 Avenue of the Americas
New York, New York 10019

George W. Gowen
UBS Financial Services Inc.
1285 Avenue of the Americas
New York, NY 10019

M. Cabell Woodward, Jr.
UBS Financial Services Inc.
1285 Avenue of the Americas
New York, NY 10019

PART C. OTHER INFORMATION

Item 24. Financial Statements and Exhibits

1.	Financial Statements:

2.	Exhibits:

a.	(1) Certificate of Formation*
(2) Certificate of Amendment*
(3) Certificate of Amendment*
(4) Amended and Restated Limited Liability Company Agreement (included as Appendix A to the Fund's Confidential Memorandum)
b.	Not Applicable.
c.	Not Applicable.
d.	See Item 24(2)(a)

e.	Not Applicable.
f.	Not Applicable.
g.	Investment Advisory Agreement**
h.	Not Applicable.
i.	Not Applicable.
j.	Custodian Services Agreement*
k.	(1) Administration Agreement* (2) Administration, Accounting and Investor Services Agreement* (3) Escrow Agreement* (4) Agreement and Plan of Merger**
l.	Not Applicable.
m.	Not Applicable.
n.	Not Applicable.
o.	Not Applicable.
p.	Not Applicable.
q.	Not Applicable.
r.	Code of Ethics*

__________________________

* Previously filed as an Exhibit to Registration Statement on Form N-2.

** Previously filed as an Exhibit to Amendment No. 3 to Registration Statement on Form N-2.

Item 25. Marketing Arrangements:

Not Applicable.

Item 26. Other Expenses of Issuance and Distribution:

Legal fees and Accounting Fees Printing, Engraving and Offering Miscellaneous Total	$25,000 $25,000 $ 5,000 $55,000 ======

Item 27. Persons Controlled by or Under Common Control with Registrant:

           After completion of the private offering of interests, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by UBS Fund Advisor, L.L.C., the adviser of the Registrant. Information regarding the ownership of UBS Fund Advisor, L.L.C. is set forth in its Form ADV, as filed with the Commission (File No. 801-55537).

Item 28. Number of Holders of Securities

Title of Class	Number of Recordholders

Limited Liability Company Interests	3,087 recordholders (as of July 31, 2003)

Item 29. Indemnification:

          Reference is made to Section 3.7 of the Registrant's Limited Liability Company Agreement (the "LLC Agreement") included in the Confidential Memorandum as Appendix A. The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Investment Company Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the Investment Company Act remains in effect.

          The Registrant, in conjunction with the Adviser, the Registrant's directors and other registered management investment companies managed by the Adviser or its affiliates, maintains insurance on behalf of any person who is or was an independent director, officer, employee, or agent of the Registrant, or who is or was serving at the request of the Registrant as an individual general partner, director, officer, employee or agent of another managed investment company, against certain liability asserted against and incurred by, or arising out of , his or her position. However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which the Registrant itself is not permitted to indemnify.

Item 30. Business and Other Connections of Investment Adviser:

          A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, director, officer, employee, partner or trustee, is set forth in the Registrant's Confidential Memorandum in the sections entitled "The Directors" and "The Adviser." Information as to the members and officers of UBS Fund Advisor, L.L.C. is included in its Form ADV as filed with the Commission (File No. 801-55537), and is incorporated herein by reference.

Item 31. Location of Accounts and Records:

          PFPC Inc. maintains certain required accounting related and financial books and records of the Registrant at 400 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Adviser, 1285 Avenue of the Americas, New York, New York 10019.

Item 32. Management Services:

           Not Applicable.

Item 33. Undertakings:

          Not Applicable.

SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 6 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of August, 2003.

UBS TECHNOLOGY PARTNERS, L.L.C.

By:	/s/ Michael Mascis Name: Michael Mascis Title: Authorized Representative